UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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SOLUTIA INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JEFFRY N. QUINN
Chairman and Chief Executive Officer

March   , 2010

Dear fellow stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Solutia Inc. on Wednesday, April 21, 2010. We will hold the meeting at 10:00 a.m., Central Time, at our world headquarters at 575 Maryville Centre Drive, St. Louis, Missouri 63141. You can find a map with directions to our headquarters near the back of the proxy statement that accompanies this letter.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. In order to further reduce the Company’s future costs, we encourage our stockholders to enroll for electronic delivery of their proxy material.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the proxy statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

Thank you for your ongoing support of, and continued interest in, Solutia.

Sincerely,
JEFFRY N. QUINN
Chairman of the Board, President and Chief
Executive Officer

Solutia Inc. | 575 Maryville Centre Drive | St. Louis, MO 63141 | 314-674-1000

Notice of Annual Meeting of Stockholders
To be held on April 21, 2010

The Annual Meeting of Stockholders of Solutia Inc. will be held at our world headquarters at 575 Maryville Centre Drive, St. Louis, Missouri 63141 on Wednesday, April 21, 2010 at 10:00 a.m., Central Time. At the annual meeting, stockholders will consider the following proposals:

(1) to elect three directors;

(2) to ratify the appointment of our independent public accounting firm;

(3) to approve the Amended and Restated 2007 Management Long-Term Incentive Plan;

(4) to approve the Solutia Inc. Annual Incentive Plan;

(5) to approve the Board of Director’s adoption of a Section 382 Stockholder Rights Agreement; and

(6) to transact any other business properly introduced at the meeting.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability or Proxy Materials you received in the mail, or if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

By order of the Board of Directors

Miriam Rogers Singer
Corporate Secretary

This proxy statement and the accompanying proxy card are being sent or made available on or about March   , 2010.

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this proxy statement and the Solutia Inc. 2009 Annual Report to Stockholders, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March   , 2010, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. We encourage our stockholders to sign up for electronic delivery of their proxy material.

Why am I receiving these materials?

Our Board of Directors (our “Board”) is soliciting proxies for the 2010 Annual Meeting of Stockholders, which will take place on April 21, 2010. In connection with the annual meeting, our Board of Directors is providing these proxy materials to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	our proxy statement for Solutia’s annual meeting; and

•	our 2009 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information.

What proposals will be voted on at the annual meeting?

There are five proposals scheduled to be voted on at the annual meeting:

•	the election of three directors for a three-year term;

•	the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Solutia’s independent public accounting firm;

•	the approval of the Amended and Restated 2007 Management Long-Term Incentive Plan;

•	the approval of the Solutia Inc. Annual Incentive Plan; and

•	the approval of the Board’s adoption of a Section 382 Stockholder Rights Agreement.

What is the Solutia Board’s voting recommendation?

Solutia’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Solutia’s independent public accounting firm; “FOR” the approval of the Amended and Restated 2007 Management Long-Term Incentive Plan; “FOR” the approval of the Solutia Inc. Annual Incentive Plan; and “FOR” the approval of the Board’s adoption of the Section 382 Stockholder Rights Agreement.

Who is entitled to vote at the Annual Meeting?

The close of business on March 1, 2010 was the record date for determining the holders of our common stock entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote. On the record date, there were 121,432,308 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	Shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record”; and

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name”.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record”, and the Notice, or if requested, these proxy materials are being sent to you directly by Solutia. As a stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Jeffry N. Quinn, our President, Chief Executive Officer and Chairman of the Board and Paul J. Berra, III, our Senior Vice President and General Counsel, Legal and Governmental Affairs, or to vote in person at the annual meeting. If you requested copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing your broker, bank or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?”

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring your enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting, Solutia recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed legal proxy from your broker giving you the right to vote the shares.

How can I vote my shares without attending the annual meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet, or by telephone or by mail. Please follow the instructions provided in the Notice, or, if you request printed copies of the proxy materials, on the proxy card or voting instructions you receive.

Can I revoke my proxy or change my vote?

You may revoke a proxy or change your voting instructions at any time prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Notify Miriam Rogers Singer, our Corporate Secretary, in writing before the annual meeting that you have revoked your proxy.

What is the “quorum” requirement for the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares of our common stock that are present or represented at a meeting. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Therefore, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Solutia or to third parties except (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Solutia’s management.

Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will tabulate the vote and act as the inspector of elections.

What is the voting requirement to approve each proposal?

In the election for directors, the three persons receiving the highest number of “FOR” votes will be elected. If you indicate “WITHHELD” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions are not counted in the election of directors and do not affect the outcome.

The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to approve (i) ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent public accounting firm; (ii) the Amended and Restated 2007 Management Long-Term Incentive Plan; (iii) the Solutia Inc. Annual Incentive Plan and (iv) the approval of the Board’s adoption of a Section 382 Stockholder Rights Agreement. If you are a beneficial owner of Solutia shares and do not provide the stockholder of record with voting instructions, your beneficially owned shares may constitute broker non-votes, as described in “What is the quorum requirement for the annual meeting?” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results?

We will publish the final results in a current report on Form 8-K within four days of the annual meeting. You can obtain a copy of the Form 8-K by logging on to our website at www.solutia.com, by calling the Securities and Exchange Commission at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Structure of the Board of Directors

Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for a Board that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the Board of Directors can be changed by a majority vote of its members and is currently set at eight members. Vacancies on the Board of Directors may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred.

Director Biographies

The terms of three directors (Messrs. Davis, Heffernan and Jagodinski), Class II Directors, expire at the 2010 Annual Meeting. Mr. Davis has informed the Board that he will not stand for re-election. Our Governance Committee has recommended, and the Board of Directors have nominated Mr. William C. Rusnack to fill the vacancy created by Mr. Davis’ decision to leave our board. Additionally, our Governance Committee has recommended and the Board of Directors has nominated our two current directors, James P. Heffernan and W. Thomas Jagodinski. These three nominees are nominated for a three-year term that will expire in 2013. The terms of Messrs. Monahan, Peiser and Quinn, Class III Directors, expire at the 2011 Annual Meeting and the terms of Messrs. deVeer and Smith, Class I Directors, expire at the 2012 Annual Meeting. The following is a list of our directors and nominee for director.

Name and Age of Director	Director Biographical Information

Nominees for Directors for term ending in 2013

James P. Heffernan, age 64	Mr. Heffernan retired as President of Whitman, Heffernan & Rhein, a private investment firm. He also is the retired Chief Financial Officer of Danielson Holding Corporation where he also served as a director. Mr. Heffernan currently serves as a director of United Natural Foods, Inc., where he serves as a member of its Audit Committee and Chairman of its Compensation Committee. Mr. Heffernan also serves as the Vice Chairman, director and Chairman of the Audit Committee of the New York Racing Association, a not-for-profit corporation that runs the three largest thoroughbred horse-racing tracks in the state of New York, where he has been a director since 1998. Mr. Heffernan also served as a member of the Board of Directors and Chairman of the Finance Committee of Columbia Gas System, Inc. from 1993 until 2000. The totality of his professional experience, together with his other board service has provided him with the background and experience of board processes, function, compensation practices and oversight of management which is valuable to the Board, the Audit Committee and in his role as Chairman of the Executive Compensation and Development Committee. Mr. Heffernan has been a director since 2008.

Name and Age of Director	Director Biographical Information

W. Thomas Jagodinski, age 53	Mr. Jagodinski retired as President, Chief Executive Officer and director of Delta and Pine Land Company, a multi-national cotton and soybean planting seed company, upon its acquisition by Monsanto Company in June 2007. Mr. Jagodinski spent sixteen years with Delta and Pine Land Company, working his way through increasing levels of responsibility, from an entry level financial position, to Vice President, Finance, Treasurer, and then Senior Vice President and Chief Financial Officer prior to becoming President and CEO. Before joining Delta Pine and Land Company, Mr. Jagodinski held senior positions in public accounting firms. Mr. Jagodinski serves as a director of Lindsay Corporation, where he is also Chairman of the Audit Committee and a director of Phosphate Holdings, where he serves on the Compensation Committee. The Governance Committee finds Mr. Jagodinski’s financial and auditing background to be extremely helpful to the board and suited to his role as Chairman of our Audit Committee. Mr. Jagodinski brings to us previous experience as a Chief Financial Officer, and Audit Committee chair of a public company, uniquely qualifying him to serve as our Audit Committee Chairman and as a member of the Governance Committee. Mr. Jagodinski has been a director since 2008.

Name and Age of Director	Director Biographical Information

William C. Rusnack, age 64	Mr. Rusnack is a private investor. Our Governance Committee believes Mr. Rusnack’s varied executive experiences, including his diversified background in managing and directing companies gives him superior qualifications and skills to serve as a Director. Mr. Rusnack served as President and Chief Executive Officer and a director of Premcor, Inc., one of the largest independent oil refiners in the United States. (Premcor was subsequently acquired by Valero Energy Corporation). Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During his 31-year career with ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning and Senior Vice President, Marketing and Employee Relations. In addition to Mr. Rusnack’s broad-based executive experience, he has gained significant experience with other companies through his board service as a director of three public companies. Mr. Rusnack has served since 2001 as a director of Sempra Energy, an energy services holding company. He currently serves as its Lead Director and as a member of its Corporate Governance and Executive Committee and Chairman of its Compensation Committee. Mr. Rusnack has also been a director since 2002 of Peabody Energy Corporation where he serves as Chairman of the Audit Committee and a member of the Executive Committee. Additionally, since 1997, Mr. Rusnack has served as a director of Flowserve Corporation, one of the world’s leading providers of fluid motion and control products and services, where he currently serves as Chairman of the Organization and Compensation Committee and a member of the Corporate Governance and Nominating Committee. He is a member of the American Petroleum Institute, the Dean’s Advisory Council of the Graduate School of Business at the University of Chicago and the National Council of the Olin School of Business at Washington University in St. Louis. His extensive board service with key leadership positions, provides him with substantial insights that will be valuable to our Board. The Governance Committee believes he will be a valuable addition to the Board.

Name and Age of Director	Director Biographical Information

Current Directors for a term ending 2011

William T. Monahan, age 62	Mr. Monahan is the retired Chairman and Chief Executive Officer of Imation Corporation, a developer, manufacturer and marketer of data storage and imaging products and a spin off from 3M Company, where he served in that capacity from 1996 to 2004. Mr. Monahan served as a director from January 2005 and Chairman of the Board and interim CEO from August 2006 to 2007 of Novelis Inc., a manufacturer of aluminum and a spin off of Alcan Aluminum. Mr. Monahan is a director of Hutchinson Technology, Inc., where he serves as the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee, Mosaic Company, where he serves as the Chairman of the Compensation Committee and a member of the Audit and Executive Committees and Pentair, Inc. where he serves as lead director and a member of the Compensation and Nominating and Governance Committees. Our Governance Committee believes Mr. Monahan’s diverse and far-ranging executive and operational experience as a CEO of turnaround companies well prepares and qualifies him to serve as Solutia’s lead director and member of our Executive Compensation and Development Committee and Governance Committees. Mr. Monahan joined our Board in 2008.

Robert A. Peiser, age 61	Mr. Peiser is currently the Chairman and Chief Executive Officer of Omniflight Helicopters, Inc., an air medical services provider. He previously served as President, Chief Executive Officer and a director of Imperial Sugar Company from 2002 to 2008. Prior to joining Imperial Sugar Company, Mr. Peiser served as Chairman and Chief Executive Officer of Vitality Beverages Inc., a privately owned beverage company from 1999 to 2002. Mr. Peiser serves as a director of Team Inc., where he serves as a member of the Compensation Committee and the Corporate Governance and Nominating Committee. During the last five years, but not currently, he also served as a director of Kitty Hawk, Inc. and Pinnacle Airlines. Our Governance Committee believes Mr. Peiser’s diverse executive and board experience provides him with key skills in working with directors, and understanding board process and functions. Furthermore, Mr. Peiser currently serves as Chairman of the Board of the Texas TriCities Chapter of the National Association of Corporate Directors (“NACD”). His work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices. Mr. Peiser has been a director since 2008.

Name and Age of Director	Director Biographical Information

Jeffry N. Quinn, age 51	Mr. Quinn serves as our President, Chief Executive Officer and Chairman of the Board. Mr. Quinn joined Solutia in January 2003 as Senior Vice President, General Counsel and Secretary. Mr. Quinn became Chief Restructuring Officer in June 2003. Mr. Quinn became our President and CEO and a director in May 2004 and was elected Chairman of the Board in February 2006. Prior to joining Solutia, Mr. Quinn was Executive Vice President of Premcor, Inc., one of the nation’s largest independent oil refiners in the United States, which prior to its going public, was in the portfolio of companies held by The Blackstone Group. (Premcor was subsequently acquired by Valero Energy Corporation.) Mr. Quinn’s responsibilities included legal, human resources, governmental and public affairs and strategic planning functions and he was instrumental in taking the company public in April 2002. Before joining Premcor, Mr. Quinn served as Senior Vice President, General Counsel and Secretary of Arch Coal, Inc., the nation’s second largest coal producer. There he was a member of the management team that grew the company through acquisitions from a small privately held entity to a publicly traded company. Mr. Quinn is imminently qualified to serve as director with senior level executive leadership experience in diverse industries and broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, and legal and governmental affairs. He also has extensive experience in board process and governance. Under Mr. Quinn’s guidance and direction, our Company was restructured through the bankruptcy process and transformed into a pure play specialty chemical company. Mr. Quinn also served as a director of Tecumseh Products Company from August 2007 until August 2009.
Current Directors for a term ending 2012

Robert K. deVeer, Jr., age 63	Mr. deVeer serves as President of deVeer Capital LLC, a private investment company which he founded in 1996. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group at New York-based Lehman Brothers. From 1973 to 1995, he held positions of increasing responsibility at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the investment banking committee and a trustee of the First Boston Foundation. Mr. deVeer brings to our Board over twenty-five years of extensive experience and knowledge of international banking and finance and complex mergers and acquisitions. The Governance Committee believes Mr. deVeer’s long-term experience with and understanding of the credit markets, analyzing risk and performing financial strategic planning are particularly helpful as the Company works to restructure its post-emergence capital structure and to explore growth opportunities. Mr. deVeer has also served since 1998 as a director of Palatin Technologies, Inc. where he is the Chairman of its Audit Committee. This experience also provides valuable insights for his service as a member of our Audit and our Finance Committees. Mr. deVeer joined our Board in 2008.

Name and Age of Director	Director Biographical Information

Gregory C. Smith, age 58	Mr. Smith is Principal of Greg C. Smith LLC, a consulting firm focused on financial service, automotive, and environmental markets. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until his retirement in 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President, Ford Motor Company, and President and Chief Operating Officer, Ford Motor Credit Company, from 2001 to 2002. Mr. Smith serves as a director of Lear Corporation, where he is a member of the Audit and Compensation Committees. He is also a director of Penske Corporation, where he serves as a member of the Compensation Committee and previously served as a director of Fannie Mae from 2005 until 2008. Mr. Smith brings a wealth of experience in operations, engineering, product development, sales, strategy and financial services. His extensive experience with the automotive sector uniquely qualifies him to serve as a director where his insights in operational and manufacturing excellence and knowledge of the automotive industry provides great value. Mr. Smith has been a director since 2008.

Board Meetings, Board Leadership Structure and Committees

Our current Board of Directors has the following four committees: Audit, Executive Compensation and Development (“ECDC”), Finance and Governance. The table below contains information concerning the membership of each of the committees and the number of times the current Board and each current committee met during 2009. Each current director attended at least 75% of the total number of meetings of the Board and of the committees on which he serves. In addition, all directors are expected to attend the 2010 Annual Meeting of Stockholders.

Name	Board	Audit	ECDC	Finance	Governance

Mr. Davis	•		•	▲
Mr. deVeer	•	•		•
Mr. Heffernan	•	•	▲
Mr. Jagodinski	•	▲			•
Mr. Monahan	•		•		•
Mr. Peiser	•			•	▲
Mr. Quinn	▲
Mr. Smith	•	•			•
Number of 2009 meetings	18	8	5	12	8

▲  Chair  • Member

Board Leadership Structure and Role in Risk Oversight

The Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board, which are essential to effective governance.

Additionally, one of the responsibilities of the Board is to work with management to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

William T. Monahan, an independent director was selected by the Board to serve as the Lead Director for all meetings of the independent directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the effectiveness of the board meetings, facilitating teamwork and communication between the independent directors and management.

Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The ECDC is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and oversees management of risks associated with environmental, health and safety. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Standing Committees

Governance Committee

The Governance Committee is responsible for the following items:

•	identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending nominees for election at the annual meeting of stockholders and candidates to fill Board vacancies and newly-created director positions, as described under the heading “Nomination Process for Election of Directors” on page 12;

•	developing and recommending to the Board of Directors the corporate governance guidelines applicable to the Company; and

•	performing a leadership role in shaping our corporate governance, including overseeing an annual self-evaluation of the performance of the Board of Directors and each of its committees.

Executive Compensation and Development Committee

The Executive Compensation and Development Committee is responsible for the following items:

•	assisting the Board in establishing corporate goals and objectives relevant to the compensation of our CEO and evaluating the CEO’s performance in light of these goals and objectives;

•	approving total compensation for the CEO and senior executive officers;

•	reviewing and approving all compensation plans, policies and programs that affect the CEO and senior executive officers; and

•	reviewing and recommending compensation of independent directors.

The report of the Executive Compensation and Development Committee can be found on page 24 of this proxy statement.

Audit Committee

The Audit Committee is responsible for the following items:

•	assisting the Board in overseeing (a) the integrity of the financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of our independent auditor and our internal audit function, and (e) our systems of disclosure controls and internal controls over financial reporting; and

•	overseeing the preparation of the reports required by the Securities & Exchange Commission.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

The Board has also determined, in its judgment, that all members of the Audit Committee are “audit committee financial experts” and that each member of the Audit Committee is “financially literate.” The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 40 of this proxy statement.

The Board of Directors has determined in its judgment that the Audit Committee, Executive Compensation and Development Committee and Governance Committee are composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operate under written charters adopted by the entire Board.

Finance Committee

The Finance Committee is responsible for the following items:

•	assisting the Board in reviewing and monitoring our financial planning and policies; and

•	assisting the Board in the oversight of our financial structure and affairs

Compensation Committee Interlocks

The Executive Compensation and Development Committee is comprised of three directors: Mr. Heffernan, Chair, and Messrs. Davis and Monahan. None of these individuals is a current or former officer or employee of ours or any of our subsidiaries, nor did any of these individuals have any reportable transactions with us or any of our subsidiaries during 2009. During 2009, none of our executive officers served as a director or member of the compensation committee (or equivalent thereof) of another entity, any of whose executive officers served as our director.

Nomination Process for Election of Directors

The Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and capability. The Committee identifies nominees by first evaluating the current members of the Board who are willing to continue in service, balancing the value of continuity of service by existing members with that of obtaining a new perspective. The Committee believes that the continuing service of Board members promotes stability and continuity in the boardroom and gives us the benefit of their familiarity and insight into our business. Accordingly, it is generally the policy of the Committee to nominate qualified incumbent directors who wish to continue in service, so long as such directors (i) satisfy the committee’s criteria for membership on the Board and (ii) in the opinion of the committee, will continue to make important contributions to the Board. If (i) any member of the Board does not wish to continue in service, (ii) the committee or the Board decides not to re-nominate a member for re-election or (iii) the size of the Board is increased, the committee generally will solicit suggestions for director candidates from all Board members and will likely, although it is not required to, engage a search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee will set the fees and the scope of the engagement.

Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Governance Committee considers diversity as it deems appropriate given our current needs and the current needs of our Board to maintain a balance of knowledge, experience and capability. When considering diversity, the Governance Committee considers diversity as one factor, of no greater or lesser importance than other factors and considers diversity in a broad context of gender, race, age, business experience, skills, international experience, education, other public company board experience and other relevant factors. The Governance Committee believes that candidates for director should have certain minimum qualifications, including business experience, high moral character as well as the ability to read and understand basic financial statements; however, the committee retains the right to modify these minimum qualifications from time to time. The Governance Committee recommended the slate of directors proposed for election at the annual meeting, which was unanimously approved by the Board. The policy of the Governance Committee (and the Board generally) is to consider written nominations of candidates for election to the Board properly submitted by stockholders; however, it does not actively solicit such nominations. Pursuant to our Bylaws, stockholders must comply with certain procedures in connection with any nominations to the Board, which are summarized below under “Procedure for Nominations of Directors.” The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate is recommended by a stockholder or otherwise.

Mr. Davis, a current Class II director is not standing for re-election. Based on the Governance Committee’s recommendation, our Board has nominated William C. Rusnack to stand for election at the 2010 annual meeting of stockholders. Mr. Rusnack was initially identified as a potential nominee by our third-party search firm and recommended for nomination by the Governance Committee.

Procedure for Nominations of Directors

Our Bylaws provide procedures for the nomination of directors. Our Bylaws provide that nominations for the election of directors may only be made by the Board or, if certain procedures are followed, by any stockholder who is entitled to vote generally in the election of directors. Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting). Each such notice of a stockholder’s intent to nominate a director must set forth certain information as specified in our Bylaws and for the 2011 Annual Meeting of Stockholders must also be submitted in the time frame described below under “Stockholder Proposals for 2011 Annual Meeting”.

Communicating with the Board of Directors

Interested parties may communicate with the full Board of Directors, the non-management directors as a group, or individual directors including our Lead Director, by sending written correspondence in care of Solutia Inc., 575 Maryville Centre Drive, P. O. Box 66760, St. Louis, MO 63166, Attention: Corporate Secretary. Financial and accounting matters may also be sent directly to the attention of the Chair of the Audit Committee in care of the Corporate Secretary at the above address. The Chair of the Governance Committee and his duly authorized agent(s) shall be responsible for reviewing interested party communications. Communications from interested parties shall be forwarded to the full Board or to an individual director(s) to whom the communications are addressed unless a communication is threatening, illegal or similarly inappropriate. Advertisements, solicitations for periodicals or other subscriptions, and other similar communications are not forwarded to directors.

Director Compensation for the Year Ended December 31, 2009

The following table displays all components of compensation for current non-employee directors:

Amount of
Form of Compensation	Compensation

Annual Board Retainer	$50,000
Annual Lead Director Retainer	$30,000
Annual Retainer for Committee Chairperson	$15,000
Annual Retainer for Committee Member	$7,500
Initial Equity Grant	$100,000
Annual Equity Retainer	$50,000

Non-Employee directors may elect to defer up to 100% of their cash retainer compensation and/or their equity retainer pursuant to our Non-Employee Director Deferred Compensation Plan. Under the Plan, participants do not pay taxes on their deferral or on investment earnings on the deferral until the participant receives a distribution from the Plan.

Directors who are our employees do not receive payment for their services as directors. Jeffry N. Quinn, the current Chairman of the Board is also our President and Chief Executive Officer. A Lead Director retainer is paid to the lead non-employee director if the Chairman of the Board is our employee. Our current Lead Director is William T. Monahan.

Director Stock Ownership Guidelines

In early 2009, our Board of Directors adopted director stock ownership guidelines in furtherance of its view that personal ownership by independent directors of the Company’s equity securities is in the interest of the Company and consistent with good governance practices. The ownership guidelines, which are set forth in the Board’s Corporate Governance Guidelines, provide that, within five years of becoming a director, each director shall own equity securities in the Company in the aggregate amount equal to four times the annual cash retainer. For purposes of computing the amount of securities owned by a director, restricted stock and restricted stock units are valued at the time of the grant and included in the computation. Unexercised stock options, if any, are not included.

Compensation of Non-Employee Directors

The following table shows the compensation of our non-employee directors for the year ended December 31, 2009:

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Director	($)(1)	($)(2)	($)

Eugene I. Davis	$72,500	$67,024	$139,524
Robert K. deVeer	$65,000	$67,024	$132,024
James P. Heffernan	$68,750	$67,024	$138,494
W. Thomas Jagodinski	$72,500	$67,024	$146,324
J. Patrick Mulcahy, Jr. (3)	$36,250	-0-	$36,250
William T. Monahan	$95,000	$67,024	$168,824
Robert A. Peiser	$72,500	$67,024	$142,244
Gregory C. Smith	$65,000	$67,024	$132,024

(1)	Includes all fees earned for services as director including annual cash retainer, annual lead director cash retainer, annual committee chair cash retainer, and annual committee member cash retainer

(2)	Our independent directors receive an annual equity retainer of $50,000. On July 23, 2009, our Executive Compensation and Development Committee approved the pay-out of the annual grant. The number of shares issued with respect to the grant was determined based on the average closing price of our stock for the thirty trading days preceding July 23, 2009 or $6.1473. Messrs. Monahan and Heffernan received restricted stock units, rather than Company stock in accordance with their elections under the Company’s Non-Employee Director Deferred Compensation Plan. The amount shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, which is $8.24, the closing price on the date of the grant. Please refer to Note 15 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2009 for the relevant valuation assumptions.

(3)	Mr. Mulcahy, a Class I director did not stand for re-election and his term ended effective as of the 2009 Annual Meeting of Stockholders held on April 22, 2009. Amounts shown reflect Mr. Mulcahy’s compensation through the date of our 2009 annual meeting.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The terms of three directors (Messrs. Davis, Heffernan and Jagodinski) will expire at the annual meeting. Our Governance Committee has recommended and the Board of Directors has nominated. James P. Heffernan, W. Thomas Jagodinski and William C. Rusnack to stand for election to the Board to a three-year term that will expire in 2013. Your proxy cannot be voted for a greater number of persons than the number of nominees named. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting.

The Board of Directors recommends a vote “FOR” these nominees.

CORPORATE GOVERNANCE PRACTICES

Overview

We are a global manufacturer and marketer of a variety of high-performance specialty chemical and engineered materials that are used in a broad range of consumer and industrial applications. It is our policy to conduct our business with integrity and an unrelenting passion for providing the best value to our customers. All of our corporate governance materials, including the Corporate Governance Guidelines, our Code of Ethics for Senior Financial Officers, Code of Business Conduct and Ethics and Audit, Governance and Executive Compensation and Development Committee charters, are published under “Corporate Governance” in the Investors section of our website at www.solutia.com. These materials are also available in print to any stockholder upon request. Any person who wishes to obtain a copy of any of these documents may do so by writing to Investor Relations, Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141. The Board of Directors continually reviews these materials, Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities, and modifies the materials as warranted.

Director Independence

It is the Board of Directors’ objective to have an overwhelming majority of directors who are independent. We have adopted in our corporate governance guidelines the standards established by the New York Stock Exchange for determining whether a director is independent. These standards are attached to this proxy statement as Appendix A. The Board of Directors has determined, in its judgment, that the non-employee directors and nominee director meet the New York Stock Exchange standards for independence. Other than Jeffry N. Quinn, our Chief Executive Officer, each member of our Board of Directors and the nominee director satisfies the independence standards in the corporate governance guidelines. The independent members of the Board of Directors meet regularly without any members of management present. These sessions are normally held following or in conjunction with regular Board meetings. Mr. Monahan, our lead director, serves as the presiding director during executive sessions of non-management directors.

All members of our Audit, ECDC, and Governance committees must be independent directors as defined by our corporate governance guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation.

Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a Code of Ethics for Senior Financial Officers. This code applies to our chief executive officer and the other senior officers who have financial responsibilities, including our chief financial officer, treasurer, controller and general counsel.

Related Party Transaction Policy and Procedures

We have written related party transaction policy and procedures. The Audit Committee of the Board of Directors is responsible for approving and ratifying related party transactions under our policy and procedures. The Audit Committee reviews the material facts of all Interested Transactions (as defined in our policy and procedures) that require the Audit Committee’s approval and either approves or disapproves of the entry into the Interested Transaction. If advance pre-approval of an Interested Transaction is not feasible, the Audit Committee considers the Interested Transaction at its next regularly scheduled meeting and if appropriate, the Interested Transaction is ratified. Since the beginning of fiscal 2009, the Audit Committee has not approved any related party transactions.

Under the policy, certain Interested Transactions have standing pre-approval including (i) employment of executive officers, (ii) director compensation, (iii) transactions where all shareholders receive proportional benefits, (iv) transactions involving competitive bids, (v) certain transactions with other companies where the related party’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed $1,000,000 or 2% of that company’s total annual revenues, (vi) regulated transactions and (vii) certain banking related services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Executive Compensation and Development Committee of our board of directors (the “ECDC”) determines the compensation paid to our executive officers. The ECDC considers, adopts, reviews and revises executive officer compensation plans, programs, and guidelines and reviews and determines all components of each individual executive officer’s compensation. Our ECDC operates under a written charter that requires the committee to be composed of three or more directors, each of whom must be independent under NYSE rules and the Company’s director independence standards.

The following discussion provides an overview and analysis of the philosophy and objectives, administration and material elements of and decisions relating to our executive compensation program for our 2009 calendar year, especially with respect to our named executive officers: our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2009 and two additional individuals whose employment with the Company terminated during 2009. On March 31, 2009, Luc De Temmerman’s employment with the Company terminated, and on May 1, 2009, Kent Davies’s employment with the Company terminated. Mr. De Temmerman had served as our Executive Vice President of Growth and Development. Mr. Davies had served as our Senior Vice President and President of our CPFilms business segment. Under applicable SEC rules, Mr. De Temmerman and Mr. Davies are deemed named executive officers for whom certain information must be disclosed in this proxy statement. Therefore, for 2009 we have seven named executive officers (the “Named Executive Officers”).

Global Economic Impact on our 2009 Compensation Program

The rapid deterioration of the global economy that began during the fourth quarter of 2008 significantly impacted our compensation program for 2009. In particular, in early 2009, we froze all salaries to the extent allowable (except for salary increases associated with job promotions), suspended the Company match of employee contributions under our Savings and Investment Plan (the “401(k) Plan”) and did not put an annual incentive program in place for 2009. Also in April 2009, our ECDC reduced the total bonus pool for the majority of participants of the 2008 annual incentive plan (the “2008 AIP”), including our Named Executive Officers, resulting in a bonus pay-out of approximately 15% percent of the amount that otherwise would have been paid out but for the ECDC action.

During 2009, with the assistance of Semler Brossy Consulting Group (“Semler Brossy”), the Committee’s compensation consultant, our ECDC undertook a comprehensive review of our compensation practices. The Committee’s principal objectives were to strengthen the performance-based aspects of our annual and long-term incentive programs, to more keenly focus performance on Solutia’s key business objectives and to make the incentive programs more transparent to both our employees and stockholders. Based on this review and with early indications of a possible stabilization of the global economy and, more importantly, given the Company’s 2009 financial performance, our ECDC approved the following changes for the 2010 compensation program: a redesigned annual incentive plan, a revised long-term incentive plan design and re-instated the Company match under our 401(k) Plan, with certain modifications. The ECDC also eliminated tax gross-ups in connection with financial planning and tax preparation services beginning in 2010. A description of the new elements of these plans follows the discussion of 2009 executive compensation.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive level of total compensation necessary to attract and retain executives qualified to execute our business objectives and our strategy and to motivate them to contribute to our short-term and long-term success. To achieve these goals, our executive compensation program is driven by the following principles:

•	Overall Objectives. Compensation should be competitive in the industry and should reward performance and execution of Solutia’s business objectives.

•	Pay for Performance. As employees achieve higher levels of responsibility with more direct influence over Solutia’s performance, a larger portion of their total compensation should be placed in “at risk” incentive compensation, subject to corporate, business segment and individual performance measures.

•	Focus on Creating Long-Term Stockholder Value. Total compensation should reward the achievement of short-term and long-term operating and financial objectives that create long-term stockholder value without encouraging unnecessary and excessive risk-taking by our executives.

•	Manage Costs. Compensation programs should be managed in a cost-effective manner while maintaining their purpose and benefit.

•	Stockholder Alignment. Equity-based incentives reinforce the link between an executive’s actions and our stockholder’s investments and our stock ownership requirements further align the interests of our executive officers with our stockholders in long-term stockholder value.

Administration of the Executive Compensation Program

Role of Management. Our chief executive officer (the “CEO”), Jeffry N. Quinn, plays a significant role in the compensation determination process, other than with respect to his own compensation. Mr. Quinn participates in ECDC meetings at the ECDC’s request to provide:

•	Background information regarding our operating and financial objectives;

•	His evaluation of the performance of the senior executive officers, including all of the other Named Executive Officers; and

•	Compensation and professional development recommendations for senior executive officers including all of the other Named Executive Officers.

Our board of directors independently evaluates Mr. Quinn’s performance. Based on the board’s evaluation, our ECDC makes all compensation decisions related to him and other members of the executive leadership team, including all of the Named Executive Officers.

Our human resources department is responsible for managing and implementing the day-to-day aspects of our executive compensation program established by the ECDC. Our most senior executive responsible for human resources serves as the primary management liaison to the ECDC and proposes compensation programs and policies to the ECDC at the request of the ECDC and the CEO.

Compensation Consultants. During 2009, our ECDC retained Semler Brossy as its independent compensation consultant to ensure that it would receive independent advice on its compensation programs and decisions.

At the ECDC’s request, Semler Brossy provides research and market data regarding executive compensation and advises the ECDC on all principal aspects of executive compensation, including market practices, compensation program design and related subjects. Semler Brossy reports directly to the ECDC although its personnel may meet with management from time to time to gather information or to obtain management’s perspective on executive compensation matters. A consultant from the firm attends relevant parts of the ECDC meetings in person or by phone. The ECDC has the sole authority under its charter to retain or terminate its compensation consultant at any time.

Defining the Competitive Market. The ECDC believes it appropriate to define competitive compensation by benchmarking pay that is consistent with our target talent market, namely similarly-sized companies engaged in the manufacture and sale of specialty and diversified chemicals. This group of companies represents our peer group (the “Peer Group”), and included the following companies for 2009:

Cabot Corp.	Eastman Chemical Company	International Flavors & Fragrances, Inc.
Celanese Corporation	Ecolab Inc.	The Lubrizol Corporation
Chemtura Corporation	FMC Corporation	PolyOne Corporation
Cytec Industries Inc.	Hercules Inc	RPM International Inc.
Valspar Corporation

With the divesture of our Integrated Nylon business in June of 2009, our ECDC reviewed our Peer Group and re-aligned it more closely with specialty chemical companies. Accordingly, in July 2009, the ECDC approved the removal of Celanese Corporation, Ecolab Inc., Chemtura Corporation and Hercules Inc. and the addition of Rockwood Holdings, Inc., Albemarle Corporation, Sigma-Aldrich Corporation, Arch Chemicals Inc. and OM Group, Inc. to our Peer Group.

To determine competitive total compensation for our senior executives, the ECDC reviewed total compensation at our Peer Group companies. The ECDC also considered general industry survey data in aggregate for our senior executives. For equity grant plan participants below the senior executives, the ECDC reviewed general industry survey data on competitive equity grant levels.

Internal Pay Equity. Our ECDC also takes into account internal pay equity in determining executive compensation. The ECDC does not use fixed ratios when conducting this analysis, but it looks at internal pay positioning as it relates to the compensation level of the CEO and the other Named Executive Officers.

Components of Total Compensation

For 2009, our executive compensation program consisted of base salaries and long-term equity compensation. While we typically also provide an annual incentive program in which most of our employees participate, our ECDC did not put an annual incentive program in place for 2009. We also provide benefits, perquisites and certain severance and change in control protections to our Named Executive Officers as described below. As discussed in more detail under the section titled “Global Economic Impact on our 2009 Compensation Program”, we suspended our annual incentive program for 2009 due to the challenging economic environment. Many of the plans in which the Named Executive Officers participate are also open to a broader management-level group or the full employee population. The components of our executive compensation program and the purpose of each component are shown in the table below.

Compensation Component	Purpose

Base Salary	Provide a fixed amount that recognizes the role and responsibility of the executive officer, as well as his experience, performance and contributions.
Long-Term Incentives (restricted stock)	Retain and incent executive officers and other management employees over time; incent align executives and other management employees with stockholder returns.
Contractual Severance Protection and Change-in-Control Provisions (employment agreements or severance program)	Increase retention and encourage executives in the performance of their duties during possible negotiation and transition periods.
Financial and Tax Planning	Support executive officers in financial and tax planning needs; allows executives time to focus on their executive responsibilities.
Broad-based health and welfare benefits	Provide health and welfare benefits as available to all employees, including medical and dental coverage, 401 (k) and vacation benefits.

Base Salary

Base salary is a critical element of executive compensation as it is the only element of compensation that is fixed and provides our executives with a base level of monthly income. The ECDC reviews the base salaries of our executive officers, including the Named Executive Officers, each year. The amount of any change is then based primarily on the executive officer’s performance, the level of his responsibilities, an assessment of the executive officer’s long-term potential with Solutia, internal equity and external competitiveness of base salary and total compensation. The ECDC’s review of these factors is subjective. Consistent with the Company’s decision in late December 2008 to forego merit increases for 2009 and freeze all salaries unless related to a job promotion, the ECDC did not approve salary increases for our Named Executive Officers for 2009. In January 2009, Mr. Voss received a salary increase in recognition of his promotion to Executive Vice President, Global Operations.

Long Term Incentives

2007 Management Long-Term Incentive Plan (“LTIP”)

Long-term incentive compensation, particularly in the form of equity-based compensation, creates a sense of ownership, aligns management and stockholder interests, encourages retention and helps balance longer-term strategic goals with shorter-term operating and financial goals.

The LTIP reserves shares of new common stock for issuance under the various types of equity programs offered under the LTIP. The LTIP is administered by the ECDC. The LTIP provides that awards under the plan may be issued as stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, other stock awards (collectively the “Equity Awards”), and cash incentive awards.

Awards under the LTIP are granted pursuant to an award agreement setting forth the terms and conditions applicable to an award. The ECDC has the authority to grant awards that are contingent upon the achievement of performance goals, as specifically set forth in the LTIP. Awards may also be subject to other terms and conditions as the ECDC determines in its discretion, such as vesting conditions which may require the employee to remain employed by us for a certain minimum period of time before an award becomes exercisable or transferable. The maximum number of shares of common stock with respect to which Equity Awards may be granted during any year to any person is 1,500,000 shares. The maximum value of any cash incentive award that may be granted to any participant in any 12-month period may not exceed $7,500,000.

2009 LTIP Equity Awards

Our ECDC believes that long-term incentive compensation is an important component of our compensation program because it has the potential for retaining and motivating executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of our long-term strategic and financial goals.

In July 2009, our ECDC granted restricted shares of our common stock to executive employees including our current Named Executive Officers. In approving these awards, the ECDC considered, among other factors, the quick response taken by management to implement cost savings initiatives in late 2008 and continuing in 2009 that significantly contributed to our positive financial results despite the distressed global economy, the successful divestiture of our Integrated Nylon business in June 2009 and our successful equity offering conducted in June 2009. Our ECDC also desired to retain the Company’s executives and motivate superior financial and other performance particularly in the face of the actions taken earlier in 2009 that negatively impacted executive compensation.

On July 23, 2009 our ECDC made awards of restricted stock, two-thirds of which are time-vested restricted stock and one-third of which are performance-vested restricted stock to our executive employees including our current Named Executive Officers. The time vested restricted stock vest as follows: 40% on the one year anniversary of the grant, 40% on the second year anniversary of the grant and 20% on the third year anniversary of the grant. The performance-vested restricted stock vest on February 1, 2012 as follows: 50% vest if our total shareholder return equals or exceeds the median of our Peer Group for the period of July 1, 2009 up to and including December 31, 2011 (the “Performance Period”) and 50% vest if our cumulative adjusted EBITDA (EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-controlling interest and reorganization and “adjusted EBITDA” as EBITDA excluding certain gains and charges and stock-based compensation expense.) divided by our cumulative revenue over the Performance Period is equal to or greater than the 60th percentile of our Peer Group during the Performance Period. The total shareholder return includes reinvested dividends, if any, over the Performance Period and is calculated using the average closing price of the common stock of our Peer Group within a 90 day calendar period immediately preceding the beginning date of the Performance Period and the ending date of the Performance Period. The number of shares of restricted stock granted to the Named Executive Officers, except Mr. De Temmerman and Mr. Davies who had left the Company prior to the ECDC action, are shown on the Summary Compensation Table on page 25. The ECDC determined the number of shares to grant to each executive taking into consideration competitive market pay levels, forgone 2008 and 2009 annual incentive compensation, the executive’s role and responsibility within the organization and the potential value of the award under certain stock price growth scenarios.

Other Compensation Policies

Employment Agreements. Messrs. Quinn, Sullivan, Voss and DeBolt are parties to employment agreements with us which specify payments upon termination for various causes. In the event of a “not for cause” termination (as defined in the respective employment agreements), these executives are entitled to receive various amounts based on multiples of their base salary and annual bonuses and to receive executive outplacement services. Mr. Berra participates in the Company’s Executive Separation Pay Plan under which he is entitled to receive separation pay under involuntary termination. Both the employment agreements and the Executive Separation Pay Plan provide for four months continuation of health coverage at active employee contribution rates. See “Employment Agreements with Named Executive Officers” on page 32 and the “Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 33 for a description of the terms of the employment agreements and the Executive Separation Pay Plan and an estimate of the benefits that our Named Executive Officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Savings and Investment Restoration Plan. Our Savings and Investment Restoration Plan (the “Restoration Plan”) is open to employees who receive eligible pay greater than the IRS compensation limit for qualified retirement plans, which include all of our current Named Executive Officers. Under the Restoration Plan, an eligible employee can elect to defer up to 35% of eligible pay. The Company match operates in the same fashion as under the Company’s Savings and Investment Plan.

Benefits and Other Perquisites. Executives participate in the same benefit programs provided for our other employees. We offer limited perquisites to our executive officers. Our CEO is allowed personal use of aircraft in which we own fractional interests. Aircraft use may also be used for personal emergencies by our senior leadership team provided the CEO first approves such use. The personal use of aircraft is not subject to tax gross-up.

The only additional perquisite provided to our senior executives, including our Named Executive Officers, is company paid financial and tax preparation services not to exceed $7,000 per year, subject to tax gross-ups on that amount. This benefit is provided for the executive because of our belief that good financial planning and tax preparation by a professional reduces the time and attention the executive would otherwise spend on his personal financial affairs and affords him more time to focus on his executive responsibilities.

Pension Plans. We froze our pension plan as of June 30, 2004 in connection with our Chapter 11 reorganization and, as a result, only interest credits are being applied to the accounts. See “Pension Benefits” on page 31 for more information about our retirement plan and the benefits that our Named Executive Officers would be entitled to receive thereunder.

Stock Ownership Guidelines. In October, 2008, stock ownership guidelines that require our Named Executive Officers to own shares of our common stock took effect. The ECDC adopted these guidelines due to our belief that our executive officers should have a meaningful ownership stake in the Company that will align their interests with our stockholders and encourage a long-term perspective in managing our Company. The stock ownership requirements for the following Named Executive Officers are:

Position	Multiple of Base Salary

Chief Executive Officer	5	x
Executive and Senior Vice Presidents	3.5	x

Executives, including our Named Executive Officers have five years to achieve these ownership requirements. Shares owned outright, as well as restricted stock, count towards meeting the ownership requirement. As of December 31, 2009, the value of the stock owned by our current Named Executive Officers met or exceeded the guidelines.

Our Policies With Respect to the Granting of Stock Options

Timing of Grants. For executives hired since our emergence from bankruptcy, stock options are generally granted on the third business day after the filing of our annual report on Form 10-K subsequent to the executive’s hiring. The timing of these grants which will be prorated in the year of hire or promotion will be driven solely by the activity related to the need for the hiring or promotion; not our stock price or the timing of any release of company information. No stock options were granted to any Named Executive Officer during 2009.

Option Exercise Price. The exercise price of a newly granted option (that is, not an option assumed in, or granted in connection with, an acquisition) is the closing price on the NYSE on the date of grant.

Re-Pricing of Options. Under the terms of the 2007 LTIP, the ECDC is precluded from amending or replacing any previous granted option in a transaction that constitutes a “re-pricing” under NYSE rules without stockholder approval.

Tax Deductibility of Compensation and Section 409A

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations generally may not take a tax deduction for compensation in excess of $1 million paid to any named executive officer during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our ECDC has not adopted a policy requiring all compensation to be deductible. However, the ECDC considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. In 2009, none of our Named Executive Officers received taxable cash compensation that we could not deduct by reason of Section 162(m). Section 409A of the U.S. tax code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The ECDC takes Section 409A into account in determining the form and timing of compensation paid to our executive officers.

Changes in Compensation Programs being Implemented for Compensation Payable for 2010

Beginning 2010, we adopted changes to our compensation practices to strengthen the pay-for-performance features of our short-term and long-term compensation programs, to support the Company’s growth objectives and long-term strategic initiatives and to make the programs more transparent to our investors and employees. In adopting these changes, which are described below, it is also the intent of the ECDC to position total compensation (including the value of retirement) to approximate market competitive levels in aggregate for the senior executive group as a whole, to provide a more robust measurement framework for the annual incentive plan and to move to an annual equity grant cycle under the long-term incentive plan. The ECDC does not target compensation for individual executives to any specific level but rather generally reviews pay levels in aggregate compared to market data and Peer Group information.

Base Salary

On January 29, 2010, our ECDC considered base salary adjustments for our current Named Executive Officers taking into account each current Named Executive Officer’s performance, his responsibilities, his long-term potential with us, internal equity considerations and the external competitiveness of his base salary and total compensation. Our ECDC approved base salary adjustments effective January 1, 2010 for our current Named Executive Officers as follows:

Base Salary
Effective
Name	January 1, 2010

Mr. Quinn	$917,000
Mr. Sullivan	$466,400
Mr. Voss	$540,000
Mr. DeBolt	$340,260
Mr. Berra	$320,000

Annual Incentive Program

Our ECDC approved a new Solutia Inc. Annual Incentive Plan and has established a 2010 annual incentive plan (“2010 AIP”) that includes:

•	a comprehensive measurement framework that uses financial results, quality of results and strategic initiatives as performance goals

•	a minimum level of corporate performance as a threshold that must be met in order to award payouts under the plan

•	a maximum funded payout opportunity for the program not to exceed two times target

•	a maximum individual adjustment of one and a half times an individual’s allocation of the total funded amount

•	business unit participant awards based 50% on corporate results and 50% on business unit results

•	senior executive awards based 75% on formulaic measures and 25% based on individual performance; while other participants will be based 50% on formulaic measures and 50% on individual performance

•	at the discretion of the ECDC, awards may be paid entirely in cash or common stock of the Company or a combination of both

Long-Term Incentive Plan

Beginning in 2010, our ECDC approved the following with respect to our long-term incentive plan

•	annual grants

•	a balanced equity program consisting of stock options, performance shares and time-vested restricted stock

•	extended vesting period for stock options (25% per year for four years) and restricted stock (100% cliff vest after four years)

•	a three year measurement period for performance shares, measured equally on relative total shareholder return and relative return on invested capital

Savings and Investment Plan – Company Match

Beginning January 1, 2010, the Company re-instated its matching contributions to the Company’s Saving and Investment Plan but modified the match to consist of a Basic Match and a Performance Match. The Company matches in cash 50% of the first 7% of eligible pay contributed by an employee to the Plan, for a maximum Basic Match contribution of 3.5% of the eligible employee’s contribution. Thereafter, for the Performance Match, the Company may match up to 6.5% of an employee’s eligible pay contributed to the Plan depending on how the Company performs. The enterprise financial performance measures established by the ECDC under the 2010 AIP will be used to determine the Performance Match. At the Company’s discretion, the Performance Match may be made in cash or in Company Common Stock.

Elimination of tax gross up for financial and tax planning

Effective beginning in 2010, our ECDC has eliminated the tax gross up for financial planning and tax preparation services paid on behalf of our senior executives.

Executive Compensation and Development Committee Report

The ECDC has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the ECDC recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

James P. Heffernan, Chairman
Eugene I. Davis
William T. Monahan

Summary Compensation Table

The following table shows information about the compensation of our principal executive officer and principal financial officer, the three other most highly compensated executive officers who were serving as executive officers at December 31, 2009, plus two executive officers whose employment ended during 2009.

						Change in
						Pension
					Non-Equity	Value and
					Incentive	Nonqualified
					Plan	Deferred
			Stock	Option	Compensa-	Compensation	All Other
Name and Principal		Salary	Awards	Awards	tion	Earnings	Compensation
Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	Total ($)

J. N. Quinn	2009	865,000	4,807,711	-0-	-0-	5,425	32,870	5,711,007
President, Chief	2008	865,000	7,535,255	2,960,000	340,594	570	18,377	11,719,796
Executive Officer	2007	825,000	-0-	-0-	3,702,600	441	24,130	4,552,171
and Chairman of the Board
J. M. Sullivan	2009	440,000	1,194,361	-0-	-0-	61,001	634	1,695,996
Executive Vice President,	2008	440,000	2,640,102	888,000	86,625	5,091	17,240	4,077,058
Chief Financial Officer	2007	412,500	-0-	-0-	770,000	3,763	16,744	1,203,007
and Treasurer
J. R. Voss	2009	496,458	1,677,108	-0-	-0-	-0-	5,146	2,178,712
Executive Vice President	2008	415,000	1,942,575	592,000	186,750	-0-	25,096	3,161,421
and Chief Operating Officer	2007	391,277	-0-	-0-	998,800	-0-	9,832	1,399,909
R. T. DeBolt	2009	318,000	827,375	-0-	-0-	51,611	7,860	1,204,846
Senior Vice President – Business Operations
P.J. Berra, III	2009	300,000	748,456	-0-	-0-	2,024	1,143	1,051,623
Senior Vice President, General Counsel, Legal and Governmental Affairs
L. De Temmerman	2009	99,882 (5)	-0-	-0-	-0-	-0-	4,594,586 (6)	4,694,469
former Executive Vice	2008	476,542	2,745,148	592,000	499,800	141,690	118,910	4,574,090
President – Growth and	2007	430,065	-0-	-0-	660,000	183,438	97,862	1,371,365
Development
K. J. Davies	2009	138,750	-0-	-0-	-0-	-0-	1,421,241 (7)	1,559,991
former Senior Vice	2008	330,000	1,115,095	532,800	-0-	-0-	20,402	1,998,297
President and President, CPFilms

(1)	Amounts in this column reflect the dollar amount of the aggregate grant date fair value, in accordance with FASB ASC Topic 718. The amounts in this column with respect to the performance-vested restricted stock have been calculated based on the probable outcome of the performance conditions to which these shares of stock are subject.

The amount shown in this column for 2009 included the grant date full value of restricted stock granted on July 23, 2009, none of which vested in 2009. The July 2009 grant included time-vested restricted stock that vests in three installments over a three year restriction period and performance-vested restricted stock that vests at the end of a two and half year performance period. See “Long-Term Incentives, “2009 LTIP Awards” for a discussion of the vesting requirements for the time and performance-vested restricted stock. Please refer to Note 15 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2009 for the relevant valuation assumptions.

The amount shown in this column for 2008 include the grant date full value of shares of stock or restricted stock granted in 2008 as follows:

	Quinn	Sullivan	Voss	De Temmerman

Emergence Grant February 28, 2008 3 Year Vesting	$3,420,000	$1,026,000	$684,000	$684,000
Supplemental Grant May 20, 2008 1 Year Vesting	$1,729,998	$659,999	$622,506	$629,994
Emergence Incentive Bonus June 17, 2008 Awarded in Stock	$2,385,257	$954,103	$636,069	$1,431,154

Total	$7,535,255	$2,640,102	$1,942,575	$2,745,148

The February 28, 2008 grant at emergence was in recognition that no equity awards were made during the four years in Chapter 11 and in recognition that equity grants made prior to our entering Chapter 11 were cancelled at emergence. The Emergence Incentive Bonus Program established a bonus earned from the period of May 2004 through our emergence in February 2008, which was paid in our common stock rather than cash. The Supplemental Grant was approved by our ECDC on May 20, 2008. In approving the Supplemental Grant, our ECDC considered, among other factors, the overall design features and intentions of our Emergence Incentive Bonus Program including, but not limited to, the inherent risk in payment of the bonus in stock rather than cash.

(2)	Amounts in this column reflect the dollar amount of the aggregate grant date fair value, with respect to awards of stock options computed in accordance with FASB ASC Topic 718. However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Please refer to Note 15 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2009 for the relevant valuation assumptions.

The amount shown in this column includes options granted at emergence in recognition that no equity grants were made during the four years in Chapter 11 and in recognition that equity grants made prior to our entering Chapter 11 were cancelled at emergence. The number of options granted in 2008 to the Named Executive Officers who were listed in our proxy statement for the 2009 annual meeting are as follows: Messrs. Quinn – 500,000; Sullivan – 150,000; Voss – 100,000; De Temmerman – 100,000; Davies – 90,000. Options granted to Messrs. De Temmerman and Davies cancelled 90 days after their respective terminations. The options vest ratably over three years beginning February 28, 2009. The option price is $17.33.

(3)	For our Named Executive Officers who participate in our pension plan, the amounts represent the actuarial increase in the present value of such Named Executive Officers’ benefits under the plan.

(4)	The amounts shown in this column consist of the following:

	Financial			Dollar Value
	Planning			of Life
	and Tax	Personal	Tax Gross-	Insurance
	Preparation	Aircraft Use (a)	Ups (b)	Premiums	Total All Other
Name	($)	($)	($)	($)	Compensation ($)

J. N. Quinn	6,000	22,120	2,882	1,868	32,870
J. M. Sullivan	0	0	0	634	634
J. R. Voss	3,207	0	1,541	398	5,146
R. T. DeBolt	5,000	0	2,402	458	7,860
P. J. Berra, III	618	0	297	228	1,143

(a)	See “Other Compensation Policies”, “Benefits and Other Perquisites” for a discussion regarding our Aircraft usage policy.

(b)	Represents tax gross-up of financial planning and tax preparation services. Our ECDC has eliminated this tax gross-up for these services beginning in 2010.

(5)	Under Mr. De Temmerman’s expatriate agreement, his salary is converted from US Dollars to Euros using the conversion rate of 1.2089 and then paid monthly by taking his monthly rate in Euros and converting it back to U.S. Dollars using the conversion rate on the last day of the previous month. Mr. De Temmerman was paid a salary through March 31, 2009.

(6)	Pursuant to the terms of Mr. De Temmerman’s employment agreement, amount shown includes payments made to Mr. De Temmerman upon his termination of employment, including a severance payment of $2,176,533, a pro rated three year average annual incentive plan payment of $164,778, unused vacation of $81,466, and outplacement of $18,000. With the exception of the reimbursement for outplacement which was paid in dollars, these amounts were paid in Euros and converted to US dollars using the conversion rate of 1.2089 per his expatriate agreement. Additionally, the amount shown includes items due under Mr. De Temmerman’s expatriate agreement, including, a relocation allowance of $35,000, car allowance of $4,689, housing and utility allowance of $10,500 and $2,681 for miscellaneous expatriate related expenses. In addition, the US tax obligation on the severance payment was equalized in the amount of $2,100,511 in accordance with the Solutia Long Term Global Assignment Policy. The amount shown also includes $428 as employer paid premiums on life insurance.

(7)	Pursuant to the terms of Mr. Davies’ employment agreement, amount shown includes payments made to Mr. Davies upon his termination of employment, including a severance payment of $1,264,667 and a pro-rated 3 year average annual incentive plan payment of $123,834, interest on his deferred severance pay of $10,553; a vacation payout of $10,673, tax planning and financial services payments of $11,314 and $200 as employer paid premiums on life insurance.

Grants of Plan-Based Awards for the Year Ended December 31, 2009 (1)

			Estimated Future Payouts		All Other	Grant Date
			Under Equity Incentive		Stock Awards:	Fair Value of
			Plan Awards		Number of	Stock and
			Target		Shares of Stock	Option Award
Name	Type of Restricted Stock	Grant Date	(#)		or Units (#)	$(2)

J.N. Quinn	Time Vested	07/23/09			398,360	3,282,486
	Performance Vested	07/23/09	98,104	(3)		808,377
	Performance Vested	07/23/09	98,103	(4)		716,848

J.M. Sullivan	Time Vested	07/23/09			98,963	815,455
	Performance Vested	07/23/09	24,372	(3)		200,825
	Performance Vested	07/23/09	24,371	(4)		178,081

J.R. Voss	Time Vested	07/23/09			138,963	1,145,055
	Performance Vested	07/23/09	34,222	(3)		281,989
	Performance Vested	07/23/09	34,222	(4)		250,064

R. T. De Bolt	Time Vested	07/23/09			68,555	564,893
	Performance Vested	07/23/09	16,883	(3)		139,116
	Performance Vested	07/23/09	16,883	(4)		123,366

P. J. Berra, III	Time Vested	07/23/09			62,016	511,012
	Performance Vested	07/23/09	15,273	(3)		125,850
	Performance Vested	07/23/09	15,272	(4)		111,594

(1)	Mr. De Temmerman and Mr. Davies did not receive grants of plan-based awards in 2009.

(2)	The amounts in this column include the aggregate grant date fair value of the time-vested and performance-vested restricted stock granted in 2009. The amounts in this column with respect to the performance-vested restricted stock have been calculated based on the probable outcome of the performance conditions to which these shares of stock are subject. See “Long Term Incentives”, “2009 LTIP Awards” for a discussion of the time and performance vesting requirements. Refer to Note 15 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2009 for the relevant assumptions used to determine grant date fair value of restricted stock and option awards.

(3)	Because there are no “threshold” or “maximum” amounts under the awards of these performance-vested restricted stock, the corresponding columns have been omitted from the table. These performance-vested restricted stock vest if our cumulative adjusted EBITDA divided by our cumulative revenues equal or exceed the 60th percentile of our Peer Group over a specific performance measurement period. See “Long Term Incentives”, “2009 LTIP Awards” for a discussion of the vesting requirements of the performance-vested restricted stock.

(4)	Because there are no “threshold” or “maximum” amounts under the awards of these performance-vested restricted stock, the corresponding columns have been omitted from the table. These performance-vested restricted stock vest if our total shareholder return equals or exceeds our Peer Group over a specific performance period measurement period. See “Long Term Incentives”, “2009 LTIP Awards” for a discussion of the vesting requirements of the performance vested restricted stock.

Outstanding Equity Awards at December 31, 2009(1)

		Option Awards				Stock Awards

								Equity Incentive
								Plan Awards:
						Equity Incentive		Market or
						Plan Awards:		payout value
		Number of	Number of			# of Unearned		of unearned
		Securities	Securities			Shares, units		Shares, units
		Underlying	Underlying			or other rights		or other rights
		Unexercised	Unexercised	Option	Option	that have not		that have
	Grant	Options #	Options #	Exercise	Expiration	Vested		Not Vested
Name	Date	Exercisable (2)	Unexercisable (2)	Price ($)	Date	#		$ (3)

J. N. Quinn	2/28/08	166,666	333,334	17.33	2/28/2018	133,334	(4)	1,693,342
	7/23/09					398,360	(5)	5,059,172
	7/23/09					196,207	(6)	2,491,829
J. M. Sullivan	2/28/08	50,000	100,000	17.33	2/28/2018	40,000	(4)	508,000
	7/23/09					98,963	(5)	1,256,830
	7/23/09					48,743	(6)	619,036
J. R. Voss	2/28/08	33,333	66,667	17.33	2/28/2018	26,667	(4)	338,671
	7/23/09					138,963	(5)	1,764,830
	7/23/09					68,444	(6)	869,239
R. T. DeBolt	2/28/08	23,333	46,667	17.33	2/28/2018	18,667	(4)	237,071
	7/23/09					68,555	(5)	870,649
	7/23/09					33,766	(6)	428,828
P. J. Berra, III	2/28/08	15,000	30,000	17.33	2/28/2018	12,000	(4)	152,400
	7/23/09					62,016	(5)	787,603
	7/23/09					30,545	(6)	387,922

(1)	Outstanding options held by Mr. De Temmerman and Mr. Davies were cancelled 90 days following their respective terminations and prior to December 31, 2009. Also, the vesting periods applicable to awards of restricted stock granted to Mr. De Temmerman and Mr. Davies were accelerated as a result of their respective terminations and therefore neither had unvested restricted stock on December 31, 2009.

(2)	Stock options vest in three equal installments on the anniversary of the February 28, 2008 date of grant. Accordingly, the remaining options vest equally on February 28, 2010 and February 28, 2011.

(3)	Based on the closing market price of our stock on December 31, 2009 which was $12.70.

(4)	These shares of time-vested restricted stock vest in three equal annual installments on the anniversary of the February 28, 2008 date of grant. Accordingly, the remaining shares of restricted stock vest equally on February 28, 2010 and February 28, 2011.

(5)	These shares of time-vested restricted stock vest in three annual installments on the anniversary of the July 23, 2009 date of grant as follows: 40% on July 23, 2010, 40% on July 23, 2011 and 20% on July 23, 2012.

(6)	These shares of performance-vested restricted stock vest on February 1, 2012; 50% vest if our cumulative adjusted EBITDA divided by our cumulative revenues equal or exceed the 60th percentile of our Peer Group and 50% vest if our total shareholder return equals or exceeds our Peer Group over a specific performance period. See the section entitled “Components of Total Compensation” – “Long Term Incentives” – 2009 LTIP Grants” for a discussion of the performance goals.

Option Exercises and Stock Vested during 2009

	Stock Awards
	Number of Shares
	Acquired on		Value Realized on
	Vesting		Vesting
Name	#		$

J. N. Quinn	66,666	(1)	249,998	(3)
	130,075	(2)	694,601	(4)
J. M. Sullivan	20,000	(1)	75,000	(3)
	49,624	(2)	264,992	(4)
J. R. Voss	13,333	(1)	49,999	(3)
	46,805	(2)	249,939	(4)
R. T. DeBolt	9,333	(1)	34,999	(3)
P. J. Berra, III	6,000	(1)	22,500	(3)
L. De Temmerman	40,000	(5)	99,866	(6)
	47,368	(7)	88,578	(7)
K. J. Davies	36,000	(5)	162,600	(8)
	37,556	(2)	200,549	(4)

(1)	Consists of shares of time-vested restricted stock granted on February 28, 2008 and represents one-third of the grant that vested on February 28, 2009.

(2)	Consists of shares of time-vested restricted stock granted on May 20, 2008 which vested on May 20, 2009.

(3)	Amounts were calculated using a share price of $3.75 per share which was the closing price of our common stock on February 28, 2009, the date upon which the shares listed vested.

(4)	Amounts were calculated using a share price of $5.34 per share which was the closing price of our common stock on May 20, 2009, the date upon which the shares listed vested.

(5)	Consists of shares of time-vested restricted stock granted on February 28, 2008; one third of which vested on February 28, 2009 and the balance of which, for Mr. De Temmerman vested on March 31, 2009 and, for Mr. Davies vested on May 31, 2009 pursuant to their respective employment agreements.

(6)	Amounts were calculated using a share price of $3.75 per share for 13,333 shares which was the closing price on February 28, 2009 and $1.87 per share for the remaining shares which was the closing price on March 31, 2009.

(7)	Consists of shares of time-vested restricted stock granted on May 20, 2008 which vested on March 31, 2009 in accordance with Mr. De Temmerman’s employment agreement. The amount was calculated using a share price of $1.87 per share which was the closing price on March 31, 2009.

(8)	Amounts were calculated using a share price of $3.75 per share for 12,000 shares which was the closing price on February 28, 2009 and $4.90 per share for the remaining shares which was the closing price on May 31, 2009.

Pension Benefits

		Number of			Payments
		Years	Present Value of		During
		Credited Service	Accumulated		Last Fiscal
Name	Plan Name	(#)	Benefit ($)		Year ($)

J. N. Quinn	Solutia Inc. Employee’s Pension Plan (U.S.)	1.46	$30,793		0
J. M. Sullivan	Solutia Inc. Employee’s Pension Plan (U.S.)	20.93	$325,965		0
J. R. Voss (1)	N/A				0
R. T. DeBolt	Solutia Inc. Employee’s Pension Plan (U.S.)	22.17	$273,914		0
P. J. Berra, III	Solutia Inc. Employee’s Pension Plan (U.S.)	1.08	$8,154		0
L. De Temmerman	Solutia Retirement Plan (Belgium)	24.917	$-0-	(2)	0
K. J. Davies (1)	N/A				0

(1)	Messrs. Voss and Davies were hired after we froze our Pension Plan and therefore do not participate in the Pension Plan.

(2)	Mr. De Temmerman’s accrued benefit of $1,374,305 as of July 31, 2009 was transferred by Mr. De Temmerman, in accordance with the terms of his retirement plan, to a personal insurance vehicle on August 1, 2009.

We froze our pension plan as of June 30, 2004. To the extent Named Executive Officers participated in the pension plan prior to the freezing of the plan, they are eligible for benefits payable under the defined benefit pension plans applicable to our regular full-time employees. An executive’s benefits are based on service, if any, with Pharmacia prior to our spinoff from Pharmacia and service with us since the spinoff. Our defined benefit pension plans for our U.S. employees consist of two accounts: a “Prior Plan Account” (for those employees who earned benefits under Pharmacia’s pension plan before the spinoff) and a “Cash Balance Account.” The opening balance of the Prior Plan Account was the December 31, 1996 present value of the executive’s lump sum retirement benefit earned prior to January 1, 1997 under Pharmacia’s defined benefit pension plans, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment and discounting from age 55 at 8.5%. The formula used to calculate the opening balance was based on average final compensation (as defined in the pension plan) multiplied by years of service (as defined in the pension plan). The Prior Plan Account is credited with 8.5% “interest credits” each year until the participant reaches age 55, which merely restores the 8.5% per year discount applied to participants’ account balance at the creation of the plan.

Until June 30, 2004 a percentage of annual compensation was credited to the Cash Balance Account. As a result of the plan freeze, all credits to the Cash Balance Account that are based on annual compensation were eliminated for compensation earned after June 30, 2004. The Cash Balance Account is credited with interest each year based on the 30-year treasury rate.

U.S. Pension

The December 31, 2009 account balances were projected to age 65. The Prior Plan Account was projected with an annual discount restoration rate of 8.5% to age 55, and 0% from age 55 to age 65, according to the plan rules. The Cash Balance Account was projected to age 65 using the current interest crediting rate in effect for 2009, which is 5%. The balances were then discounted back from age 65 to December 31, 2009 using the discount rate of 6.25% to determine the present value.

Because the U.S. Pension Plan was frozen as of June 30, 2004, compensation earned by the Named Executive Officers after this date is not considered in the calculation of pension benefits. Prior to June 30, 2004, the pensionable pay included base pay and annual incentive bonus payments. The account balances in the U.S. Pension Plan are payable upon termination of employment, or the executive can choose to defer the receipt of benefits to a later date and earn interest on the Cash Balance Account and Prior Plan Account as described above.

Belgian Retirement Plan

Mr. De Temmerman was a Belgian employee who participated in our Belgian Retirement Plan. His accrued benefit was calculated as of July 31, 2009 based on his final average earnings, credited service, and average social security ceiling as of July 31, 2009. The accrued benefit is equal to a lump sum payable at age 60 based on final average earnings and credited service (as defined in the plan). The present value of the accrued benefit as of July 31, 2009 was determined by discounting the accrued benefit from age 60 to December 31, 2009 using a discount rate of 5.40%. This amount was converted to U.S. dollars using a conversion rate of $1.406 per Euro as of July 31, 2009. As a result of Mr. De Temmerman’s termination, Mr. De Temmerman was allowed under the terms of the Belgian Retirement Plan to transfer his present value accrued benefit of $1,374,305 in the form of a lump sum to a personal insurance vehicle on August 1, 2009.

Employment Agreements with Named Executive Officers

The descriptions below are only summaries of the agreements that we have with our Named Executive Officers and are qualified in their entirety by the actual agreements, copies of which have been filed with the Securities and Exchange Commission and are identified in the Exhibit Index in our Annual Report on Form 10-K for the year ended December 31, 2009.

On November 1, 2008, upon ECDC approval, we entered into amended and restated employment agreements with our Named Executive Officers effective as of November 1, 2008 (individually, the “Agreement” and collectively, the “Agreements”) with the exception of Mr. Berra. The Agreements provide for a three-year term of employment for each of the Executives and an automatic 12-month renewal thereafter.

The Agreements provide that if the Executive is terminated other than for “Cause” (as defined in the Agreements) or the Executive terminates employment for “Good Reason” (as defined in the Agreements), the Executive shall be entitled to receive payment of the following lump sum: (1) the sum of (i) the Executive’s accrued annual base salary through the date of termination, (ii) any unpaid annual bonus amounts earned with respect to the previous year, and (iii) any accrued vacation pay; (2) an amount equal to the average annualized payment the Executive received for the three years immediately preceding the date of termination under our annual incentive plan, multiplied by the number of days that have transpired during that fiscal year immediately prior to the date of termination, divided by 365; (3) a severance payment equal to 200% of the sum of (i) the Executive’s annual base salary immediately prior to the date of termination and (ii) the average annualized payment he received for the three most recent years under our annual incentive plan.

If the Executive’s employment is terminated other than for Cause or the Executive terminates employment for Good Reason upon a Change in Control (as defined in the Agreements), or at any time within 24 months after a Change in Control, he or she will be entitled to receive the payments described above, provided however, that (1) the severance payment will be equal to 250% (as opposed to 200%) of the sum described in (3) above, and (2) all outstanding equity awards granted pursuant to any equity compensation plans in effect will immediately vest. The Agreements also provide that in the event taxes are being imposed on the Executive as the result of IRS section 280G, we will provide a tax reimbursement and a gross up on the 280G tax.

The Agreements also contain provisions relating to non-competition, protection of our confidential information and non-solicitation of our employees.

Each of the Executives is also entitled to participate in applicable savings, retirement, welfare benefit and vacation plans available to all employees.

Mr. Berra participates in our Executive Separation Pay Plan, as modified by his agreement with us under a letter agreement dated February 25, 2008. If Mr. Berra is involuntarily terminated, he is entitled to receive 100% of his annual base salary plus the average annual bonus paid to him over the prior three calendar years immediately preceding his termination. If Mr. Berra is involuntarily terminated within twelve months of a Change in Control, as defined in the Executive Separation Pay Plan, he is entitled to receive 200% of his annual base salary plus the average annual bonus paid to him over the prior three calendar years immediately preceding his termination.

Potential Payments upon Termination of Employment or Change-in-Control

The tables below set forth estimates of the amounts to which each current Named Executive Officer would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs, in the event of a termination of such officer’s employment other than for Cause, or the termination by such executive for Good Reason, on December 31, 2009 (the “Termination Date”). The amounts that would be payable under the Agreements are as follows:

Payments for Termination for Good Reason or Other Than for Cause

Payment Type	Quinn	Sullivan	Voss	DeBolt	Berra

Cash Severance (1)	$6,225,463	$1,917,750	$2,177,033	$1,214,404	$452,495
Pro-rata AIP Bonus Payout (2)	$2,247,731	$518,875	$588,517	$289,202	$-0-
Benefits/Welfare Continuation (3)	$2,171	$4,452	$133	$4,457	$4,539
Outplacement	$25,000	$25,000	$25,000	$25,000	$18,000
Equity Compensation (4)	$6,555,757	$1,715,948	$2,034,866	$1,073,857	$688,785
Total	$15,056,122	$4,182,025	$4,825,549	$2,606,920	$1,163,819

(1)	Except for Mr. Berra, cash severance reflects 200% of the sum of (i) each Named Executive Officer’s annual base salary immediately prior to the Date of Termination and (ii) the average annualized payment each Named Executive Officer received for the three years immediately preceding the Date of Termination under our annual incentive plan for all Named Executive Officers. Mr. Berra’s cash severance reflects 100% of the sum of (i) his annual base salary immediately prior to his Date of Termination and (ii) the average annualized payment he received for the three years immediately preceding the Date of Termination under our annual incentive plan. Cash severance excludes accrued obligations.

(2)	Except for Mr. Berra, reflects average annualized payment received for the preceding three years.

(3)	Benefits/Welfare continuation includes medical, dental and life insurance continuation for four months.

(4)	Reflects value of unvested restricted stock awards on December 31, 2009 at the closing stock price of $12.70 with accelerated vesting of awards that would vest during the two year severance period, for all Named Executive Officers except Mr. Berra, whose severance period is one year.

Payments for Termination for Good Reason – Following a Change in Control (1)

Payment Type	Quinn	Sullivan	Voss	DeBolt	Berra

Cash Severance (2)	$7,781,828	$2,397,188	$2,721,292	$1,518,005	$904,990
Pro-rata AIP Bonus Payout (3)	$2,247,731	$518,875	$588,517	$289,202	$-0-
Benefits/Welfare Continuation (4)	$2,171	$4,452	$133	$4,457	$4,539
Outplacement	$25,000	$25,000	$25,000	$25,000	$18,000
Equity Compensation (5)	$9,244,334	$2,383,866	$2,972,736	$1,536,543	$1,327,925
Excise Tax & Gross-up Payment (6)	$5,349,967	$1,394,896	$1,699,394	$949,758	$-0-
Total	$24,651,031	$6,724,277	$8,007,072	$4,322,965	$2,255,454

(1)	Reflects payments to be made upon termination other than for Cause following a Change in Control or if the Named Executive Officer should terminate employment for Good Reason upon a Change in Control, where “Change in Control” is defined in the Named Executive Officers’ amended and restated employment agreements for all Named Executive Officers, except for Mr. Berra, where Change in Control is defined by the terms of the Executive Separation Pay Plan and for Messrs. De Temmerman and Davies who were terminated prior to December 31, 2009 and therefore not eligible for these payments. Amounts shown assume a Date of Termination of December 31, 2009.

(2)	Except for Mr. Berra, cash severance reflects 250% of the sum of (i) each Named Executive Officer’s annual base salary immediately prior to the Date of Termination and (ii) the average annualized payment each Named Executive Officer received for the three years immediately preceding the Date of Termination under our annual incentive plan for all Named Executive Officers. Mr. Berra’s cash severance reflects 200% of the sum of (i) his annual base salary immediately prior to his Date of Termination and (ii) the average annualized payment he received for the three years immediately preceding the Date of Termination. Cash severance excludes accrued obligations.

(3)	Reflects average annualized payment received for the preceding three years.

(4)	Benefits/Welfare continuation includes medical, dental and life insurance continuation for four months.

(5)	Reflects value of unvested restricted stock awards on December 31, 2009 at the closing stock price of $12.70; the vesting of all unvested restricted stock is accelerated upon a Change-in-Control as defined in the Solutia Inc. 2007 Management Long-Term Incentive Plan. The accelerated vesting of equity upon a Change-in-Control occurs regardless if the Named Executive Officer should terminate his employment.

(6)	Employment agreements with our the Named Executive Officers, except for Mr. Berra, provide for an excise tax and gross-up payment on excess parachute payments.

Actual Payments on Termination

Below sets forth payments made to Mr. De Temmerman and Mr. Davies on account of their respective terminations of employment:

Payment Type	De Temmerman	Davies

Cash Severance (1)	$2,176,533	$1,264,667
Pro-rata AIP Bonus Payout (2)	$164,778	$123,834
Benefits/Welfare Continuation (3)	$3,451	$4,623
Outplacement	$18,000	-0-
Equity Compensation (4)	$138,445	$117,600
Tax Equalization	$2,100,511	-0-
Total	$4,601,718	$1,510,724

(1)	Cash severance reflects 200% of the sum of (i) each Named Executive Officer’s annual base salary immediately prior to the Date of Termination and (ii) the average annualized payment each Named Executive Officer received for the three years immediately preceding the Date of Termination under our annual incentive plan for all Named Executive Officers.

(2)	Reflects average annualized payment received for the preceding three years, pro-rated to their respective termination dates.

(3)	Reflects payment of continuation of employer paid medical, dental and life insurance premiums.

(4)	Includes 74,035 shares of restricted stock for Mr. De Temmerman that vested on March 31, 2009 based on a $1.87 closing stock price and 24,000 shares of restricted stock for Mr. Davies that vested on May 31, 2009 based on a $4.90 closing stock price.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS
OWNING MORE THAN 5 PERCENT OF COMMON STOCK

The following table shows the amount of Solutia common stock beneficially owned as of January 31, 2010 (unless otherwise indicated) by each person known by Solutia to own beneficially more than 5% of our outstanding common stock, by each of our directors and nominees for director, by each of our Named Executive Officers and by all directors, nominees for director and executive officers of Solutia as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table. The business address for each of our directors and executive officers listed below is c/o Solutia Inc., 575 Maryville Centre Drive, St. Louis, MO 63141.

	Number of
	Common Shares	Percent of
Name	Beneficially Owned	Class (11)

Name and Address of Beneficial Owner
FMR LLC (1)	14,122,720	11.63%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc. (2)	7,554,707	6.22%
40 East 52nd Street
New York, NY 10022
Executive Officers and Directors
Eugene I. Davis (3)(4)	3,847	*
Robert K. deVeer (4)	19,904	*
James P. Heffernan (4)(5)	22,904	*
W. Thomas Jagodinski (4)	30,904	*
William T. Monahan (4)(5)	33,904	*
Robert A. Peiser (4)	21,750	*
Jeffry N. Quinn (6)(7)(8)(9)	1,158,321	*
William C. Rusnack	-0-	*
Gregory C. Smith (4)	13,904	*
James M. Sullivan (6)(7)(8)	345,598	*
James R. Voss (7)(8)	305,968	*
Robert T. DeBolt (7)(8)	147,959	*
Paul J. Berra, III (7)(8)	113,951	*
All executive officers and directors (15 persons) (10)	2,312,544	1.9

*	Less than 1%

(1)	As reported in an amended Schedule 13G filed February 16, 2009, as of December 31, 2009, FMR LLC is deemed to beneficially own and has sole voting power as to 330,170 shares and sole dispositive power as to 14,122,720 shares. Also included as a reporting person in the amended Schedule 13G filing is Edward C. Johnson 3d who has shared dispositive power as to 14,122,720 shares.

(2)	As reported in the Schedule 13G filed January 29, 2010, as of December 31, 2009, BlackRock Inc. is deemed to beneficially own and has sole voting and dispositive power as to 7,554,707 shares.

(3)	Reflects ownership as of February 3, 2010.

(4)	The number of shares shown for Messrs. Davis, deVeer, Heffernan, Jagodinski, Monahan, Peiser and Smith include 1,924 shares of unvested restricted common stock issued pursuant to the Non-Employee Director Stock Compensation Plan.

(5)	Messrs. Heffernan and Monahan each elected to defer their 2009 equity retainer under our Non-Employee Director Deferred Compensation Plan. The number of shares shown for Messrs. Heffernan and Monahan include 8,134 deferred restricted stock units. The deferred restricted stock units will be paid in stock at the time each director’s service on our board ceases.

(6)	The number of shares shown for Messrs. Quinn, and Sullivan include 1,716 and 87 shares of common stock deliverable upon the exercise of warrants, respectively.

(7)	The number of shares shown for Messrs. Quinn, Sullivan, Voss, DeBolt and Berra include 465,026, 118,963, 152,296, 77,888 and 68,016 shares of time vested restricted stock issued pursuant to the 2007 Management Long-Term Incentive Plan that have not vested, respectively.

(8)	The Number of shares shown for Messrs. Quinn, Sullivan, Voss, DeBolt and Berra include exercisable options to purchase 333,333, 100,000, 66,666 46,666 and 30,000 shares of common stock, respectively, at $17.33 per share.

(9)	The number of shares shown for Mr. Quinn includes 145,731 shares of common stock held in trust and 858 shares of common stock deliverable upon the exercise of warrants held in trust for the benefit of Mr. Quinn. Also, the number of shares shown for Mr. Quinn includes 145,846 shares of common stock and 858 shares of common stock deliverable upon the exercise of warrants held in trust for the benefit of Mr. Quinn’s wife.

(10)	The number of shares shown for all directors, nominees for director and executive officers as a group include 16,268 deferred restricted stock units, 951,381 shares of time vested restricted stock that remain unvested, 1,803 shares of common stock deliverable upon the exercise of warrants and exercisable options to purchase 598,665 shares of common stock.

(11)	Based on shares outstanding on January 31, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially holding more than ten percent of our common stock to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to us and written representations that no other such statements were required, we believe that all such reports of our directors, executive officers and persons beneficially holding more than ten percent of our common stock were filed on a timely basis.

AUDIT COMMITTEE MATTERS

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTING FIRM
(PROXY ITEM NO. 2)

Deloitte & Touche LLP was our independent public accounting firm for 2009. The Audit Committee has appointed Deloitte & Touche LLP as our independent public accounting firm for 2010. The Audit Committee and the Board of Directors are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate governance. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will consider any information submitted by stockholders in connection with the selection of the independent public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interests and the best interests of our stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

During 2009 and 2008, Deloitte & Touche LLP charged fees for services rendered to us as follows:

Type of Fee	2009	2008

Audit Fees	$2,182,000	$3,494,795
Audit-related Fees (1)	$133,000	$0
Tax Fees (2)	$554,000	$810,000
All Other Fees (3)	$201,000	$186,000

(1)	Audit-Related Fees include fees for audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; consultations on the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Securities and Exchange Commission, FASB or other regulatory or standard-setting bodies; and attest services not required by statute or regulation.

(2)	Tax Fees include fees for domestic tax planning and advice; domestic tax compliance; international tax planning and advice; international tax compliance; and review of federal, state, local and international income, franchise and other tax returns.

(3)	All Other Fees include fees for expatriate tax return preparation, international assignment services and various other permitted services.

Pre-Approval Policies and Procedures

Consistent with the Sarbanes-Oxley Act of 2002 and the SEC’s rules relating to auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor, Deloitte & Touche LLP. Under this policy, the committee or its designated member must pre-approve services before a specified service is begun. Each approval includes a specified range of fees for the approved service. If approval is by the designated member, the decision is reported to the committee at its next meeting. Requests for pre-approval are submitted to the Audit Committee or its designated member by both the independent auditor and either the chief financial officer and treasurer or controller, with a joint statement as to whether, in their view, the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Audit Committee pre-approved all services for which the fees shown above were paid.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed our audited consolidated financial statements and has met with and held discussions with management, our internal auditors and with Deloitte & Touche LLP, our independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of our accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee has also received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independencd. The Audit Committee has considered whether the performance by Deloitte & Touche LLP of non-audit services was compatible with its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, including the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Audit Committee
W. Thomas Jagodinski, Chairman
Robert K. deVeer, Jr.
James P. Heffernan
Gregory C. Smith

APPROVAL OF THE AMENDED AND RESTATED 2007 MANAGEMENT LONG-
TERM INCENTIVE PLAN
(PROXY ITEM NO. 3)

We currently maintain the Solutia Inc. 2007 Management Long-Term Incentive Plan (the “Current Plan”). The ECDC and the Board of Directors believes that our Current Plan has been effective in attracting and retaining highly-qualified employees and that the awards granted under the Current Plan have provided an incentive that aligns the economic interests of plan participants with those of our stockholders. Our ECDC has reviewed the Current Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on its review, the Committee recommended that the Current Plan be amended and restated to:

•	add 3,640,000 shares of our stock to the reserve available for new awards;

•	explicitly prohibit re-pricing of any outstanding grants of stock options or stock appreciation rights without stockholder approval;

•	require three-year minimum vesting requirements for non-performance based awards of options, stock appreciation rights, restricted stock and restricted stock units and one-year minimum vesting requirements for such awards that are performance based;

•	prohibit the re-grant of shares used to pay the purchase price of an award or any applicable tax withholding for an award;

•	tie payment of any dividends or dividend equivalents on restricted stock and restricted stock unit awards to the same vesting and forfeiture requirements as the underlying award; and

•	require stockholder approval of material amendments of the plan.

Accordingly, on February 17, 2010, based on the recommendation of our ECDC, the Board unanimously approved the submission of the Amended and Restated Solutia Inc. 2007 Management Long-Term Incentive Plan, (the “Restated Plan”) to our stockholders. Upon approval of the Restated Plan by the Company’s stockholders, the Restated Plan will replace our Current Plan and no new awards will be made under the terms of the Current Plan. However, any outstanding awards previously granted under the Current Plan will continue in effect after approval of the Restated Plan and will not be deemed amended or modified by the adoption and approval of the Restated Plan. If the Restated Plan is not approved by the Company’s stockholders, the Current Plan will remain in effect according to its terms and we may continue to grant awards under that plan.

Stockholder approval of the Restated Plan also is desired to ensure the tax deductibility by the Company of certain performance-based awards granted under the Restated Plan for purposes of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the New York Stock Exchange.

With approval of this proposal, total potential dilution (which includes current dilution from outstanding awards under the Current Plan plus shares available for grant under the Restated Plan), is projected to be approximately 5.6% of our fully diluted shares outstanding, which we believe is less dilution than current practices for similarly-sized specialty chemical companies.

The material features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Restated Plan, the full text of which is set forth as Appendix B to this proxy statement.

ADMINISTRATION

The Restated Plan is administered by the ECDC of the Company’s Board. Subject to the express provisions of the Restated Plan, the ECDC has the authority, in its discretion, to interpret the Restated Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the form and amount and other terms and conditions of such awards.

SUMMARY OF AWARD TERMS AND CONDITIONS

Awards under the Restated Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, other stock-based awards and cash incentive awards.

Stock Options

The ECDC may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“nonqualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the ECDC.

The exercise price for stock options will be determined by the ECDC in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On March 1, 2010, the market price per share of the Company’s common stock was $[     ] based on the closing price of the common stock on the New York Stock Exchange on such date.

Stock options must be exercised within a period fixed by the ECDC that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years.

At the ECDC’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the ECDC (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights

The ECDC may grant to a participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right base price, times (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised.

The base price for a stock appreciation right will be determined by the ECDC in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the ECDC that may not exceed ten years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of our stock or a combination of cash and stock.

Restricted Shares and Restricted Units

The ECDC may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The ECDC also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the ECDC.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the ECDC, in its discretion, based on one or more of the following measures (the “Performance Goals”):

• Revenue	• Earnings per Share
• Net income per Share	• Share price
• Pre-tax profits	• Net earnings
• Net income	• Operating income
• Cash flow	• Earnings before interest, taxes, depreciation and amortization
• Sales	• Total stockholder return relative to assets
• Total stockholder return relative to peers	• Financial returns (including, without limitation, return on assets, return on equity, return on invested capital, and return on investment)
• Cost reduction targets	• Customer satisfaction
• Customer growth	• Employee satisfaction
• Gross margin	• Revenue growth
• Any combination of the foregoing

Performance Goals may be in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the ECDC may specify, which may include or exclude any or all of the following items, as the ECDC may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the ECDC may specify.

Other Stock-Based Awards

The ECDC may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, stock appreciation rights, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the ECDC. Payment under any other stock-based awards will be made in common stock or cash or a combination thereof, as determined by the ECDC.

Cash Incentive Awards

The ECDC may grant cash-based incentive compensation awards to participants, which would include performance-based cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the ECDC. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•	The class of persons covered consists of our senior executives who are from time to time determined by the ECDC to be subject to Section 162(m) of the Code (the “covered employees)”.

•	The targets for incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Such performance targets will be established by the ECDC on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•	In administering the incentive program and determining incentive awards, the ECDC will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The ECDC will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature does not preclude the Board or the ECDC from approving other incentive compensation arrangements for covered employees.

Effect of a Change in Control

In the event of a “change in control” of the Company (as defined in the Restated Plan), all awards of options and stock appreciation rights will become fully vested and exercisable and awards of restricted shares, restricted share units, other stock-based awards and cash incentive awards will be deemed fully vested. However, the ECDC has the discretion to provide for different vesting, exercisability or other terms in connection with a change in control for specific awards, and those terms will be set forth in the applicable award agreement.

ELIGIBILITY AND LIMITATION ON AWARDS

The ECDC may grant awards to any employee of the Company or any of its subsidiaries or affiliates, as determined in the ECDC’s discretion. It is presently contemplated that approximately 110 persons will be eligible to receive awards under the Restated Plan.

The maximum awards that can be granted under the Restated Plan to a single participant in any calendar year are (i) 1,500,000 shares in any combination of options, stock appreciation rights and performance-based restricted shares, restricted units or other stock-based awards, and (ii) $7,500,000 in the form of cash incentive awards.

AWARDS GRANTED UNDER THE RESTATED PLAN

The future amounts that will be received by participants under the Restated Plan are not determinable. The stock awards granted to our named executive officers under the Current Plan and outstanding as of December 31, 2009 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found on page 29 of this proxy statement. As of January 31, 2010, (i) the Company’s executive officers as a group (7 officers) held outstanding stock option grants for 898,000 shares, and (ii) all of our employees other than our executive officers (180 employees) held outstanding stock option grants for 1,003,959 shares.

SHARES SUBJECT TO THE RESTATED PLAN

The number of shares of our common stock reserved for issuance with respect to awards under the Current Plan is 7,200,000, of which approximately 1,730,000 shares remain available for new awards. The Board has authorized an additional 3,640,000 shares of the Company’s common stock to be available for new awards under the Restated Plan, so that the aggregate number of shares reserved for issuance under the Restated Plan is 10,840,000, with approximately 5,370,000 shares being available for new awards.

Shares of common stock underlying awards granted under the Restated Plan or the Current Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of an option or a forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the Restated Plan. The shares issuable under the Restated Plan will be shares of authorized, but unissued, common stock or shares of common stock reacquired by the Company.

ANTI-DILUTION PROTECTION

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of shares or other securities of the Company, or other corporate transaction or event affects our stock, the Board shall appropriately adjust (i) the number of shares of stock available under the Restated Plan, (ii) the number of shares of stock available under any individual or other limitations under the Restated Plan, (iii) the number of shares of stock subject to outstanding awards and (iv) the per-share exercise or other purchase price under any outstanding award.

AMENDMENT AND TERMINATION

The Board may suspend, terminate, modify or amend the Restated Plan, provided that any amendment that would (i) increase the aggregate number of shares of stock which may be issued under the Restated Plan, (ii) change the method of determining the exercise price of option awards, (iii) materially modify the eligibility requirements for the Restated Plan, or (iv) require stockholder approval under applicable law, rule or regulation, including the rules of the New York Stock Exchange, will be subject to the approval of our stockholders, except for modifications or adjustments relating to the anti-dilution protection described above. No suspension, termination, modification or amendment of the Restated Plan may terminate a participant’s existing award or materially and adversely affect a participant’s rights under such award without the participant’s consent. However, these provisions do not limit the Board’s authority to amend or revise the Restated Plan to comply with applicable laws or governmental regulations.

NO REPRICING

The Restated Plan specifically prohibits the repricing of stock options or stock appreciation rights without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or stock appreciation right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the issuance and exercise of awards under the Restated Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory “holding period”), (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (1) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (2) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the participant’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Restated Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares, subject to certain limits on the deductibility of compensation under the Code. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (i) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our stock from the date of grant of the award to the date of exercise times the number of shares of common stock with respect to which the stock appreciation right is exercised), and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Stock. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction, subject to certain limits on the deductibility of compensation under the Code. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the underlying shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Other Stock-Based Awards and Cash Incentive Awards. Normally, a participant will not recognize taxable income upon the grant of other stock-based awards or cash incentive awards under the Restated Plan. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code.

EFFECTIVE DATE

The Restated Plan will be effective as of February 16, 2010, if approved by the stockholders of the Company. If not approved by the stockholders, no awards will be made under the Restated Plan and the Current Plan will continue in effect, subject to its existing terms and conditions.

VOTE REQUIRED

Approval of the Restated Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting of Stockholders, assuming the presence of a quorum. If the stockholders do not approve the Restated Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Restated Plan.

APPROVAL OF THE SOLUTIA INC. ANNUAL INCENTIVE PLAN
(PROXY ITEM NO. 4)

On February 17, 2010, based on the recommendation of our ECDC, the Board unanimously approved the submission of the Solutia Inc. Annual Incentive Plan (the “Plan”) to our stockholders. The Plan is a broad-based annual cash incentive plan for our employees and will replace a similar plan which was approved by our former ECDC and the various constituencies in our Chapter 11 bankruptcy case as part of our Plan of Reorganization effective with our emergence from bankruptcy in February, 2008.

While stockholder approval of the Plan is not required until 2012, the Board approved the submission of the Plan to our stockholders to give our stockholders the opportunity to approve the Plan. Approval by the stockholders will allow annual cash incentive awards under the Plan to continue to be eligible for tax deductions under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) until 2015. If our stockholders do not approve the Plan at the 2010 Annual Meeting, annual cash incentive compensation payable to our executives will remain fully deductible as “performance-based” compensation under Section 162(m) of the Code until 2012, at which time stockholder approval would be needed to continue the deductibility under Section 162(m) .

The Board believes that the Plan strengthens the commitment of our employees to create shareholder value, by providing them with short-term incentive compensation based on the achievement of financial and other business performance goals. The Plan is also intended to provide performance-based compensation to certain executives that is fully deductible by us under federal tax laws. Because the Plan allows our ECDC of the Board to retain the flexibility to choose appropriate financial and business goals and to pre-establish the target level of these goals, federal tax regulations require that the Plan be resubmitted to our stockholders for approval every five years.

The following is a summary of the Plan, a complete copy of which has been filed with the Securities and Exchange Commission as Appendix C to this proxy statement and is available on the SEC’s web site at www.sec.gov. This summary is qualified in its entirety by the text of the Plan.

Eligible Participants

The Plan is a broad-based plan that applies to most of our employees.

Administration

The ECDC administers the Plan.

Target Incentive Opportunity

Each participant, including our Named Executive Officers, has a target incentive opportunity. Each participant’s target incentive opportunity is determined primarily by base salary grade level within the organization. Salary grade levels are reflective of an individual’s job and level of responsibility.

Performance Bonus Awards

The ECDC establishes performance goals within the first ninety days of each year and establishes the method for computing the amount of compensation which may be payable under the Plan to each participant if the performance goals established by the ECDC for such year are attained in whole or in part. The performance goals may be in respect of the performance of the Company or any of its subsidiaries, or any combination thereof one either a consolidated, business unit or divisional level. The method used shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of an award that would otherwise be due upon attainment of the performance goals. Payment of any bonus earned will be made to the participant following the conclusion of the fiscal year or performance period in question upon the condition that the ECDC has:

•	certified in writing that the specified performance goals have been achieved; and

•	reviewed and approved the bonus payout.

The bonus that will be paid to any participant under the Plan is not determinable at this time. However, the maximum bonus payable to any participant under the Plan is $7,500,000 in any single fiscal year. If a performance period is shorter than a full fiscal year, the maximum potential award to any one participant will be proportionately reduced. Except in cases of death or disability, a participant must be employed by the Company on the last day of the performance period in order to receive an award under the Plan.

Form of Payment of Bonus

The normal form of bonus payments is cash. However, the ECDC may, in its discretion determine whether the awards shall be paid in cash or in shares of our common stock or a combination of cash and common stock. The number of shares of common stock to be received by the participant shall be based on the closing stock price of our common stock as of the date of certification of such awards by the ECDC. Shares of Common Stock will be issued under our 2007 Long-Term Management Incentive Plan, as amended or restated from time to time.

Performance Criteria/Section 162(m)

Section 162(m) of the Code precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” In order to comply with the exemption from Code Section 162(m), bonuses that are intended to qualify as performance-based compensation to covered employees are subject to the $7,500,000 annual limit, set forth in the Plan, as described above, and are conditioned on certain performance measures, as described below. In order to be considered “qualified performance-based compensation,” bonuses payable under the Plan will be conditioned on the achievement of objective performance measures. Such measures will be based on the achievement of a quantitative level and may be expressed in terms of a progression within a specified range, in any one or combination of the following performance criteria:

•	the results of operations, revenue, net earnings, net income, operating income, pre-tax profits, cash flow, earnings before interest, taxes, depreciation and amortization, sales, financial returns (including without limitation, return on assets, return on equity and return on investment), gross margin, revenue growth;

•	earnings per share, net income per share, share price;

•	other financial measures, such as cost reduction targets, customer growth and other factors such as customer satisfaction, employee satisfaction, the degree to which strategic initiatives or plans are attained; the internal or external market share of a product or line of products; or

•	any combination thereof on either a consolidated, business unit or divisional level.

Term, Termination and Amendment

The Plan will remain in effect for a period of five years unless earlier terminated by the Board. Any proposed amendment of the Plan will be subject to the approval of the Company’s stockholders to the extent required by applicable laws, regulations or rules.

The Board of Directors recommends a vote “FOR” approval of the Annual Incentive Plan.

APPROVAL OF SECTION 382 STOCKHOLDER RIGHTS AGREEMENT
(PROXY ITEM NO. 5)

We are asking for your approval of the Section 382 Stockholder Rights Agreement adopted by the board of directors on July 23, 2009 (the “Rights Agreement”). The Rights Agreement is not intended to protect stockholders against the possibility of a hostile takeover. Instead, it is meant to protect stockholder value by attempting to preserve our ability to use certain net operating losses and other tax benefits (the “Tax Benefits”). Certain key provisions of the Rights Agreement are summarized below. Because this is a summary, it may not contain all the information that is important to you. The summary is qualified in its entirety by reference to the specific provisions of the Rights Agreement, the full text of which is set forth as Appendix D to this proxy statement.

Background and Reasons for the Proposal

The Rights Agreement is designed to deter certain acquisitions of our common stock which, due to the impact of Section 382 of the Internal Revenue Code, could otherwise adversely affect our ability to use the Tax Benefits. Section 382 generally restricts the use of Tax Benefits if we experience an “ownership change” even if the “ownership change” results from normal market trading and market volatility that are outside our control, as well as from mergers and acquisitions.

At December 31, 2009, the Tax Benefits consisted of a U.S. net operating loss carryforward of approximately $1,600 million and U.S. foreign tax credit and other credit carryforwards of approximately $131 million. Some of these Tax Benefits, if not utilized to reduce taxable income in future periods, will expire in various amounts beginning in 2018 and ending in 2029. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of Tax Benefits that can ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe the Tax Benefits are a very valuable asset and our Board of Directors believes it is in our best interests to attempt to deter limitations on their use by adopting the Rights Agreement. Our equity market capitalization as of January 31, 2010 was approximately $1.7 billion.

The benefit of the Tax Benefits to us could be significantly delayed, reduced or eliminated if we were to experience an “ownership change” as defined in Section 382 of the Internal Revenue Code. An “ownership change” can occur through one or more acquisitions or dispositions (including normal market trading) of our common stock, if such acquisitions or dispositions cause the percentage of our outstanding common stock held by stockholders or certain groups of stockholders owning at least 5% of our common stock, as determined under Section 382, to be more than 50 percentage points higher than the lowest percentage of our outstanding common stock held by such stockholders or groups within the prior three-year period. If an “ownership change” occurs, we would be limited in the amount of Tax Benefits we could use to offset our taxable income subsequent to this “ownership change.” The annual limit under Section 382 on the use of Tax Benefits generally would equal the aggregate value of our outstanding equity immediately prior to the “ownership change,” multiplied by the federal long-term tax-exempt interest rate in effect for the month of the “ownership change,” subject to certain adjustments. This means that if an “ownership change” occurs, the lower the market price of our common stock at the time and the lower the long-term tax-exempt interest rate, the lower the Tax Benefit limitation.

If following a Section 382 “ownership change” we would recognize taxable income in excess of the Tax Benefit limitations, we would not be able to offset the excess income with Tax Benefits, thereby resulting in a current tax liability. Although Tax Benefits not used as a result of a Section 382 limitation generally would remain available to offset income in future years (again, subject to the Section 382 limitation) until the Tax Benefits expire, any “ownership change” could significantly defer the utilization of the Tax Benefits, accelerate payment of federal income tax and/or cause some of the Tax Benefits to expire unused. Because the aggregate value of our outstanding common stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such Tax Benefits if an “ownership change” would occur in the future, but such limitation could be material. To the extent that we are unable to offset taxable income with Tax Benefits, we would have less cash available for other corporate purposes including investing in growth.

We and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. In light of this analysis, our current stock price and daily trading volume, we concluded that if we were to take no action, we would run a risk of undergoing a Section 382 “ownership change.” We believe the Rights Agreement substantially reduces this risk.

Section 382 Ownership Calculations

In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and are beyond the scope of this summary discussion.

The Rights Agreement is meant to protect stockholder value by reducing the risk of a Section 382 ownership change, thereby preserving our ability to use the Tax Benefits. Although the Rights Agreement is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure that it would prevent all transfers that could result in such an “ownership change.” In particular, it would not protect against an “ownership change” that may have occurred prior to the implementation of the Rights Agreement about which we are not aware due to delays in beneficial ownership reporting by stockholders or an “ownership change” resulting from sales by certain greater than 5% stockholders that may trigger limitations on our use of Tax Benefits under Section 382.

As we describe below, if the Board of Directors determines that the Rights Agreement is no longer necessary for the protection of our Tax Benefits, the Rights Agreement will expire. We are committed to evaluating a variety of factors that may cause our Board to reach that conclusion, including:

the ongoing assessment of the estimated ownership shift;

the potential impact of selling stockholders;

the potential for legislative relief;

market volatility;

our stock price;

our use of the Tax Benefits and the remaining amount of Tax Benefits; and

an acquisition or merger offer.

Description of the Rights Agreement

The following description of the Rights Agreement is qualified in its entirety by reference to the text of the Rights Agreement, which is attached to this proxy statement as Appendix D. We urge you to read carefully the Rights Agreement in its entirety as the discussion below is only a summary.

The Rights Agreement is intended to act as a deterrent to any person or group of affiliated or associated persons acquiring beneficial ownership of 4.99% or more of our outstanding common stock within the meaning of Section 382 (an “Acquiring Person”) without the approval of our Board of Directors. Stockholders who beneficially owned 4.99% or more of our outstanding common stock as of the close of business on July 27, 2009 will not become an “Acquiring Person” so long as they do not acquire any additional shares of our common stock at a time when they still beneficially own 4.99% or more of our common stock.

The Rights. As part of the Rights Agreement, the Board authorized and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on July 28, 2009. Subject to the terms, provisions and conditions of the Rights Agreement, if the rights become exercisable, each right entitles the holder to purchase from the Company a unit consisting of one ten-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) at a purchase price of $45.00 per unit, subject to adjustment (the “Purchase Price”). Until a right is exercised, a right does not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.

Exercise of Rights; Distribution of Rights. The rights are not exercisable until the earlier of (i) ten business days (or such later date as determined by the Board) after a public announcement that a person has become an

Acquiring Person and (ii) ten business days (or such later date as determined by the Board) after the commencement of a tender offer, exchange offer or other transaction by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. We refer to the date that the rights become exercisable as the “Distribution Date.” The rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the rights are no longer redeemable by the Company (as described below).

Until the Distribution Date, common stock certificates or the balances indicated in the book-entry account system of the transfer agent for our common stock will evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will also constitute a transfer of the associated rights. After the Distribution Date, separate rights certificates will be issued and the rights may be transferred apart from the transfer of the underlying shares of common stock.

Redemption. At any time until the earlier of the Distribution Date or the expiration date of the rights, the Company may redeem the rights in whole, but not in part, at a price of $0.001 per right. Immediately upon the action of the Board ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.001 redemption price.

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a right, other than rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the Purchase Price. For example, at an exercise price of $45.00 per right, each right not owned by an Acquiring Person would entitle its holder to purchase $90.00 worth of our common stock (or other consideration, as noted above) for $45.00. Assuming that our common stock had a per share value of $9.00 at such time, the holder of each valid right would be entitled to purchase ten shares of common stock for $45.00.

In the event that, at any time following the first date of public announcement that a person has become an Acquiring Person or that discloses the existence of an Acquiring Person or such earlier date as a majority of our Board of Directors becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) we engage in a merger or other business combination transaction in which we are not the surviving corporation, (ii) we engage in a merger or other business combination transaction in which we are the surviving corporation and our common stock is changed or exchanged, or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then-current holders of our common stock, 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a right (except rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the surviving or acquiring company having a value equal to two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date and prior to the acquisition by such person of 50% or more of our outstanding common stock, the Board may exchange the rights (other than rights owned by such person, which have become void), in whole or in part, for common stock or Series A Preferred Stock at an exchange ratio of one share of common stock, or one ten-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per right, subject to adjustment.

Exempt Persons and Exempt Transactions. Our Board of Directors recognizes that there may be instances when an acquisition of shares of our common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the Tax Benefits to us. Accordingly, the Rights Agreement provides that a person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board of Directors determines is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any person before the date such person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of common stock by such person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger our ability to utilize the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company. The Board has delegated the authority to make these determinations to the NOL Committee of the Board. The NOL Committee determined that the acquisitions of our common stock after July 27, 2009 by BlackRock, Inc., and FMR LLC, and certain of its related entities (“FMR”) were exempt from the Rights Agreement, and, accordingly, neither BlackRock, Inc., nor FMR became an Acquiring Person as a result of such acquisitions.

Expiration. The rights and the Rights Agreement will expire on the earliest of (i) 5:00 P.M. New York City time on July 27, 2012, (ii) the time at which the rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the rights are exchanged pursuant to the Rights Agreement, (iv) the date on which our Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits, and (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Anti-Dilution Provisions. The Purchase Price payable and the fraction of Series A Preferred Stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. Any of the provisions of the Rights Agreement may be amended by our Board of Directors prior to the Distribution Date, including, without limitation, to change the expiration date to another date, including an earlier date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the Rights Agreement.

Certain Considerations Relating to the Rights Agreement

Our Board of Directors believes that attempting to protect the Tax Benefits described above is in the best interests of the Company and our stockholders. Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the Rights Agreement is approved. You should consider the factors below when deciding whether to approve the Rights Agreement.

Future Use and Amount of the Tax Benefits is Uncertain. Our use of the Tax Benefits depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the Tax Benefits at such time will exceed any potential Section 382 limitation.

Potential Challenge to the Tax Benefits. The amount of the Tax Benefits has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our future income tax liability. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce our utilization of Tax Benefits even if the Rights Agreement is in place.

Continued Risk of Ownership Change. Although the Rights Agreement is intended to diminish the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by 5-percent stockholders and new issuances of stock by us, should we choose to do so.

Potential Effects on Liquidity. The Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our common stock in excess of the specified limitations. A stockholder’s ability to dispose of our common stock may be limited if the Rights Agreement reduces the number of persons willing to acquire our common stock or the amount they are willing to acquire.

Potential Impact on Value. The Rights Agreement could negatively impact the value of our common stock by deterring persons or groups of persons from acquiring shares of our common stock, including in acquisitions for which some stockholders might receive a premium above market value.

Anti-Takeover Effect. Our Board of Directors adopted the Rights Agreement to diminish the risk that our ability to use the Tax Benefits to reduce potential federal income tax obligations becomes limited. Nonetheless, the Rights Agreement may have an anti-takeover effect because it will deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our common stock or, in the case of persons or persons that already own 4.99% or more of our common stock, from acquiring any additional shares of our common stock. The Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

Vote Needed for Approval

The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting is required for approval of the Rights Agreement, assuming the presence of a quorum. If our stockholders do not approve the Rights Agreement, the Board of Directors will investigate the reasons therefor, and, taking into consideration the vote of the stockholders, will take such further actions, if any, that the Board deems appropriate and in the best interests of the Company and its stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Rights Agreement.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to submit proposals for possible inclusion in our 2011 proxy materials, we must receive them at our principal executive offices no later than the close of business on November 12, 2010. Proposals should be addressed to Miriam Rogers Singer, Secretary, Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141.

If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2011 Annual Meeting of Stockholders, our Bylaws provide that:

•	you must notify our Secretary in writing;

•	your notice must have been received at our headquarters not earlier than December 22, 2010 and not later than January 21, 2011; and

•	your notice must contain the specific information required in our Bylaws.

We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2011 Annual Meeting of Stockholders without submitting them for possible inclusion in our 2011 proxy materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on April 21, 2010

The notice of annual meeting, proxy statement and our 2009 annual report are available at www.proxyvote.com. You may find more information about the date, time and location of the Annual Meeting of Stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section entitled “About the Proxy Materials and the Annual Meeting” beginning on page 1 of this proxy statement. There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares over the Internet or by telephone.

If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.amstock.com and selecting “Shareholder Account Access.” If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

PROXY SOLICITATION

We are paying the cost of preparing, printing, and mailing the Notices and these proxy materials. We will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable expenses incurred. If we decide to retain a proxy solicitor, we will pay the fees charged by the proxy solicitor.

DIRECTIONS TO THE ANNUAL MEETING

From Westbound 164/US40:
Exit 164/US40 onto Maryville Centre Drive. (The preceding exit is Mason Road.) At the stoplight, turn right and proceed past the Marriott Hotel to the Solutia building on the right. Turn right at the Solutia sign and take another immediate right to enter the parking garage on the first level. Once parked, walk to the center stairs or use the elevator to descend to street level where you can enter the Main Lobby of the building.

From Eastbound 164/US40:
Exit 164/US40 at Woods Mill Road (R.141). At the traffic light, cross Woods Mill Road and proceed east onto the 164/US40 outer road. Stay in the right-hand lanes and do not reenter 164/US40. At the Maryville Centre drive stoplight, turn left over the top of 164/US40. At the next stoplight, drive straight onto Maryville Centre Drive and proceed past the Marriott Hotel to the Solutia building on the right. Turn right at the Solutia sign and take another immediate right to enter the parking garage on the first level. Once parked, walk to the center stairs or use the elevator to descend to street level where you can enter the Main Lobby of the building.

From the Airport:

Take I-70 west to 270 south: exit westbound on I64/US40. Follow the directions above from Westbound 164/US40.

By order of the Board of Directors,

Corporate Secretary

March   , 2010

Appendix A

SOLUTIA’S CATEGORICAL INDEPENDENCE STANDARDS FOR NON-EMPLOYEE DIRECTORS

The Board shall have a majority of “independent directors” as defined in Section 303A of the New York Stock Exchange Listed Company Manual (as amended from time to time). The Board makes an affirmative determination regarding the independence of each director annually. A director may be deemed independent only if the Board affirmatively determines the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable and financial relationships or any other relationships the Board deems material.

The Board of Directors has adopted the following categorical standards to assist it in determining whether directors are independent.

A director shall not be deemed independent if the director:

1) is or has, during the last three years, been an employee of the Company;

2) is a current partner or a current employee of the Company’s internal or external auditor or within the last three years was a partner or employee of such firm and personally worked on the Company’s audit within that time;

3) is or has, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

4) has an immediate family member (as defined below) who falls within the foregoing criteria; provided, however, that with respect to employment by the Company’s internal or external auditor, the director’s immediate family member may be currently employed by the Company’s auditor but may not personally work on the Company’s audit and, with respect to employment by the Company, the director’s immediate family member may serve or may have served as an employee but not as an executive officer of the Company during the last three years;

5) has received, or has an immediate family member who has received, more than $120,000 in direct compensation from the Company in any 12-month period during the last three years (other than director and committee fees; pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; and compensation paid to a director’s immediate family member for service as an employee, other than as an executive officer, of the Company);

6) is a current employee of, or has an immediate family member who is a current executive officer of, a company that made payments to, or received payments from, the Company for property or services in any of the last three years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; or

7) is or has been, or has an immediate family member who is or has been, an executive officer, trustee or director of a tax exempt or non-profit organization to which the Company’s contributions exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues during the last three years.

For purposes of these standards, the “Company” includes Solutia Inc. and any of its consolidated subsidiaries. An “immediate family member” includes a director’s spouse, parents, stepparents, children, stepchildren, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a tenant or employee) who shares the director’s home.

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Appendix B

SOLUTIA INC. 2007
MANAGEMENT LONG-TERM INCENTIVE PLAN
As Amended and Restated Effective February 16, 2010

ARTICLE I

PURPOSE

Purpose of the Plan. The Plan shall be known as the Amended and Restated Solutia Inc. 2007 Management Long-Term Incentive Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees of Solutia Inc. (the “Company”) and its Subsidiaries and Affiliates. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards, and Cash Incentive Awards.

ARTICLE II

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.

“Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Awards, or Cash Incentive Award.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Cash Incentive Award” means an Award granted pursuant to ARTICLE IX

“Change in Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person, excluding for this purpose acquisitions by a person pursuant to a merger of the Company or a Subsidiary that would not be a Change in Control under clause (b) below;

(b) Consummation of (x) a merger or consolidation of the Company or a Subsidiary with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation (or the ultimate parent company of the surviving company) would be entitled in the election of directors (without consideration of the rights of any

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class of stock to elect directors by a separate class vote), (y) the sale or other disposition of 50% or more of the Company’s assets that it owns as of the effective date of this Plan, or (z) a liquidation or dissolution of the Company; provided, however, the effectiveness of a plan of reorganization pursuant to which a majority of the common stock of the reorganized Company is distributed (i) to Persons who are (a) holders of claims against the Company; (b) holders of equity interests in the Company; and/or (c) designated in the Company’s plan of reorganization proposal dated October 15, 2007 to receive common stock of the reorganized Company; or (ii) to or for the benefit of Company management, shall not constitute a “Change in Control”; or

(c) Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the committee of the Board described in ARTICLE III.

“Employee” means an employee of the Company, a Related Company or a Subsidiary (each an “Employer”) designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company, a Related Company, a Subsidiary or an Affiliate; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

“Grant Date” means the date that the Award is granted.

“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to ARTICLE V.

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“Other Stock Award” means an Award granted pursuant to ARTICLE VIII to receive Shares on the terms specified in any applicable Award Agreement.

“Participant” means an Employee with respect to whom an Award has been granted and remains outstanding.

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

“Plan” means this Amended and Restated Solutia Inc 2007 Management Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

“Related Company” means any person or entity that would be considered a single employee with the Company under Section 414(b) or (c) of the Code if the language “at least 80 percent” as used in connection with the application of these provisions were placed by “at least 50%.”

“Restated Effective Date” shall have the meaning set forth in Section 12.2 of the Plan.

“Restricted Stock” means a Stock Award granted pursuant to ARTICLE VI under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to ARTICLE VI subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

“Share” means the Company’s common stock, par value $.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to ARTICLE VII, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

“Stock Award” means an Award of Restricted Stock or an RSU pursuant to ARTICLE VI.

“Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

“Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Executive Compensation and Development Committee of the Board (the “Committee”). It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as

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applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

Reference to the Committee shall refer to the Board if the Committee ceases to exist and the Board does not appoint a successor Committee.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any award, (i) extend the period during which an Option or SAR may be exercisable (subject to the maximum term limits provided under Section 5.4 and Section 7.4, respectively), and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the 1934 Act or not to qualify for, or cease to qualify for, exemption under Code § 162(m).

3.4 Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 Performance Goals. The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity, return on invested capital, and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or, for Awards not intended to qualify as “performance based compensation” under Code Section 162(m), such other criteria as the Committee may determine.

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Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 11.12, the number of Shares available for grants of Awards under the Plan shall be 10,840,000 Shares. Shares awarded under the Plan may be either: authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. The maximum number of shares with respect to which Incentive Stock Options may be granted shall be 10,840,000. Notwithstanding anything in this Plan to the contrary and subject to Section 11.12, without the approval of stockholders of the Company, the Committee will not amend or replace any previously granted Option or SAR in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of an Option or SAR to lower its Exercise Price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option or SAR at a time when its Exercise Price or Base Price, as applicable, is greater than the Fair Market Value of the underlying Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 11.12 above. Such cancellation and exchange as described in clause (c) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

4.2 Limit on Individual Awards. Subject to adjustment as provided in Section 11.12, the maximum number of Shares with respect to which (i) Options and SARs, (ii) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (iii) any combination of (i) and (ii), may be granted during any year to any person shall be 1,500,000 Shares. The maximum value of any Cash Incentive Award that may be granted by any Participant in any 12-month period shall not exceed $7,500,000.

4.3 Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, or (ii) the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

ARTICLE V

STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of

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Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this Plan is adopted by the Board or (ii) the date this Plan is approved by the Company’s stockholders.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5 Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion; provided, that, for Awards granted after the Restated Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s permanent disability, death or other termination of service, the vesting schedule (i) for a non-performance-based Option or Award shall not be less than three years or (ii) for a performance-based Option Award shall not be less than one year. Notwithstanding the foregoing, the vesting of an Option may, but need not, lapse in installments. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6 Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7 Restrictions on Share Transferability. Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the

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exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the option price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

ARTICLE VI

RESTRICTED STOCK AND RSU AWARDS

6.1 Grant of Restricted Stock or RSU Awards. Subject to the provisions of the Plan, Restricted Stock or RSU Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2 Award Agreement. Each Restricted Stock or RSU Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine; provided, that, for Awards granted after the Restated Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s permanent disability, death or other termination of service, the forfeiture period (i) for a non-performance-based Restricted Stock or RSU Award shall not be less than three years or (ii) for a performance-based Restricted Stock or RSU Award shall not be less than one year. Notwithstanding the foregoing, the forfeiture period of a Restricted Stock or RSU Award may, but need not, lapse in installments.

6.3 Transferability/Share Certificates. Shares subject to an Award of Restricted Stock or RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4 Other Restrictions and Terms Applicable to Restricted Stock Awards. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate, subject to the provisions of this Section 6.4.

6.4.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Solutia Inc. 2007 Management Long-Term Incentive Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Chief Financial Officer of Solutia Inc.”

6.4.3 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and,

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subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.4.4 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.5 Other Restrictions and Terms Applicable to RSU Awards. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of RSUs as it may deem advisable or appropriate, subject to the provisions of this Section 6.5.

6.5.1 Settlement of RSUs. Payments shall be made to Participants with respect to their RSUs as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to RSUs shall be made in the form of Shares, or cash or a combination of both, as the Committee may determine or as may otherwise be provided in the applicable Award Agreement. The amount of any cash to be paid in lieu of Shares shall be determined on the basis of the Fair Market Value of the Shares on the date any such payment becomes due. As to Shares which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such Shares are first delivered to the applicable Participant.

6.5.2 Stockholder Rights. Until the lapse or release of all restrictions applicable to an Award of RSUs, no Shares shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the Shares covered by such RSU Award.

6.6 Dividends and Other Distributions. Unless otherwise provided in the Award Agreement, during the Period of Restriction, all dividends and other distributions payable with respect to Shares subject to a Restricted Stock, or in the case of a RSU Award would be payable if such underlying Shares were issued, shall accumulate and be held for the benefit of the Participant, subject to the same restrictions (including performance-based restrictions) on transferability and forfeitability as the Shares of Restricted Stock or RSUs with respect to which they were accrued.

6.7 Performance Goals and Performance Periods. The Committee may grant Restricted Stock or RSU Awards that become earned if the Participant achieves the applicable Performance Goals during and in respect of the designated Performance Period. The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for the Restricted Stock or RSU Awards setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period, as certified by the Committee in accordance with Section 162(m) of the Code. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

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ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

7.2 Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, provided that the Base Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine; provided, that, for Awards granted after the Restated Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s permanent disability, death or other termination of service, the vesting schedule (i) for a non-performance-based SAR Award shall not be less than three years or (ii) for a performance-based SAR Award shall not be less than one year. Notwithstanding the foregoing, the vesting of a SAR may, but need not, lapse in installments.

7.4 Expiration Dates. Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5 Payment of SAR Amount. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

7.6 Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE VIII

OTHER STOCK AWARDS

Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

Appendix B

ARTICLE IX

INCENTIVE AWARDS

The Committee may develop incentive programs or grant other cash-based awards (“Cash Incentive Awards”) on such terms as it may determine, including, but not limited to, Awards designed to provide cash incentives based upon the achievement of Performance Goals over a Performance Period specified by the Board.

ARTICLE X

CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risks of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant and the Company by written notice prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to Awards shall immediately expire. In the event of a Change in Control, the Board can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all Participants’ unexercised Options may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.

ARTICLE XI

MISCELLANEOUS

11.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

11.2 Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

11.5 Beneficiary Designations. Subject to the restrictions in Section 11.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of

Appendix B

any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

11.6 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

11.7 No Rights as Stockholder. Except to the limited extent provided in Sections 6.4.4 and 6.6, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

11.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

11.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares, in each case having a Fair Market Value equal to the amount sufficient to satisfy the minimum statutory tax withholding obligations.

11.10 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, stockholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

11.11 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be

Appendix B

delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

11.12 Changes in Capital Structure. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, (iii) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) in respect of which Awards can be made to any Participant in any calendar year, and (iv) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the fair market value of the underlying stock shall be $0.

Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 11.12 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE XII

AMENDMENT, TERMINATION AND DURATION

12.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, provided that any amendment that would (a) increase the aggregate number of Shares which may be issued under the Plan, (b) change the method of determining the Exercise Price of Options or the Base Price of SARs, (c) materially modify the requirements as to eligibility for participation in the Plan, or (d) require stockholder approval under applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the New York Stock Exchange, shall be subject to the approval of the Company’s stockholders; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of

Appendix B

the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.

12.2 Duration of the Plan. This is a complete restatement of the original Plan and is effective as of February 16, 2010 (the “Restated Effective Date”), subject to the approval of the Plan as restated herein by the stockholders of the Company. The Plan shall, subject to Section 12.1, terminate on the tenth anniversary of the Restated Effective Date, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE XIII

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Participant hereby agrees to waive all rights to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to any Award Agreement.

13.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

13.6 Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

Appendix C

SOLUTIA INC.
ANNUAL INCENTIVE PLAN

ARTICLE I

Purpose

The purpose of the Solutia Inc. Annual Incentive Plan is to promote the interest of Solutia Inc. (the “Company”) and its shareholders by providing incentives to participants for positively influencing the Company’s business results. The Solutia Inc. Annual Incentive Plan is designed to motivate participants to attain the performance goals approved by the Executive Compensation and Development Committee of the Board of Directors or by another committee appointed by the Board while preserving for the benefit of the Company the federal income tax deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

ARTICLE II

Definitions

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“Award” means, individually or collectively, an incentive award, which shall be determined and paid in accordance with the terms of this Plan.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Committee” means the Executive Compensation and Development Committee of the Board or by another committee appointed by the Board. The Committee shall be comprised exclusively of members of the Board who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the ‘‘Code”) and Treasury Regulation 1.162-27(e)(3).

“Determination Date” means the applicable deadline for the establishment of performance goals permitting the compensation payable for such year hereunder to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e).

“Payment Date” means the target date following the Performance Period on which Awards for the Performance Period, if any, are scheduled to be paid out to the Participants.

“Performance Goals” means goals established by the Committee as contingencies for Awards to become payable and/or distributable.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Plan” means this Solutia Inc. Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

“Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

ARTICLE III

Eligibility

3.1 Eligible Employees. Without prejudice to Section 4.1, the Plan is applicable to all employees of the Company and its Subsidiaries (individually, a “Participant” and collectively, the “Participants”). All non-union employees and employees whose collective bargaining agreement allows for participation in the Plan, shall be eligible to participate in this Plan.

3.2 Employment Requirement. Except as otherwise provided by the Committee, as specifically defined in a Participant’s employment agreement, or as set forth in Section 3.2 herein, Awards shall be contingent upon the Participant’s remaining employed by the Company or a Subsidiary of the Company through the Payment Date specified by the Committee for such year. Any Participant whose employment terminates prior to the end of a Performance Period shall not be entitled to any Award under the Plan for that Performance Period with the exception of those Participants who have employment contracts specifically governing the terms of their Plan eligibility upon termination, and with the following limited exceptions,:

(a) In the event of the Participant’s death during the Performance Period, an Award may be payable under this Plan to the Participant’s estate reflecting the Participant’s actual service for such Performance Period, provided that the applicable Performance Goals were otherwise satisfied, which shall be paid at the same time and in the same manner as Awards relating to such Performance Period are otherwise payable to active employees. The amount payable in such event shall be equal to the amount of such Award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such Performance Period prior to termination of employment and the denominator of which is the number of full months within the Performance Period.

(b) In the event of the Participant’s Disability, the Committee has the sole and exclusive discretion for determining whether, when, and in what amounts, a Participant will remain eligible for the payment of his or her Award subject to compliance with the requirements of Code Section 162(m). For purposes of this Plan, if the Participant is a party to an employment agreement with the Company in which the term Disability is defined, “Disability” shall have the same meaning as in such employment agreement; otherwise, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Company or the relevant Subsidiary.

(c) In the event of the Participant’s termination by the Company after the Performance Period, but before the Payment Date, the Participant shall be eligible for an Award if and only if (i) the Participant is eligible for severance from the Company under the terms of: (A) the Participant’s employment agreement (if any); or (B) an applicable Company separation pay plan in force at the time of the Participant’s termination; and (ii) the applicable Performance Goals for such Performance Period were otherwise satisfied. Any such Award shall be paid at the same time and in the same manner as Awards relating to such Performance Period are otherwise payable to active employees.

ARTICLE IV

Administrative Provisions

4.1 Plan Administration. The Committee shall have the right and authority, subject to the provisions herein, (a) to select employees to participate in the Plan; (b) to establish and administer the Performance Goals and the Award opportunities applicable to each Participant and certify whether the goals have been attained; (c) to construe and interpret the terms of the Plan and any agreement or instrument entered into under the Plan; (d) to adopt, establish, amend, or waive or rescind administrative rules, policies and procedures relating to the Plan and (e) to make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

4.2 Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the

Board and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to qualify for exemption under Code Section 162(m).

4.3. Compliance with Code Section 409A. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures or take any other actions that the Committee determines are necessary and appropriate to a) exempt the Plan and any Award from application of Code Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or b) comply with the requirements of Code Section 409A.

ARTICLE V

Establishment and Attainment of Performance Goals and Award Opportunities

5.1 Establishment of Performance Goals. No later than the Determination Date for each Performance Period, the Committee shall establish in writing the Performance Goals for such year. Such Performance Goals may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, (u) strategic initiatives or plans, or (v) any combination of the foregoing, or such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, or any of its Subsidiaries or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

5.2 Award Calculation. No later than the Determination Date for each Performance Period, the Committee shall establish, in writing, the method for computing the amount of compensation which may become payable under the Plan to each Participant in the Plan for such Performance Period if the Performance Goals established by the Committee for such year are attained in whole or in part. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the Award that would otherwise be due upon attainment of the goals and may be different for each Participant. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any Award hereunder, within the meaning of Treasury Regulation 1.162-27(e)(2)(iii)(A).

5.3 Evaluation of Performance. Awards can only become payable under this Plan for any Performance Period on account of the attainment of the Performance Goals established by the Committee with respect to such Performance Period. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; effect of acquisitions; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. The Committee may, in its absolute discretion, reduce or eliminate the Award regardless of the attainment of the Performance Goals based upon factors that the Committee deems relevant.

ARTICLE VI

Maximum Award

6.1 Maximum Award. The ECDC may establish limitations on the maximum Award that a Participant shall receive under the Plan in any Plan year. Notwithstanding the foregoing, the maximum Award payable in a Plan year to a Participant shall not exceed $7,500,000.

ARTICLE VII

Committee Certification: Payment of Awards

7.1 Certification of Awards. Payment of any Award under this Plan shall also be contingent upon the Committee’s certifying in writing that the Performance Goals and any other material terms applicable to such Award were in fact satisfied, in accordance with applicable treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such Award shall not become due nor payable. The Committee will certify in writing the degree of achievement of each Performance Goal.

7.2 Method of Payment. Unless the Committee provides otherwise (a) Awards shall be paid following certification as provided under 7.1 above, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies). Notwithstanding the foregoing, the Committee may in its sole and exclusive discretion determine whether the Awards shall be paid (a) in cash, (b) in Common Stock of the Company, or (c) a combination of cash and Common Stock of the Company. The number of shares of Common Stock that may be received by the Participant in settlement of an Award shall be based on the closing stock price of the Common Stock as of the date of certification of such Award by the Committee. Awards of Common Stock will be issued under the Solutia Inc. 2007 Management Long-term Incentive Plan, or successor plan, at the time the Award is settled.

7.3 Shareholder Approval. This Plan shall be submitted to the Company’s shareholders for their approval with respect to Awards payable for the year 2010 and, to the extent necessary for purposes of IRS Code Section 162(m), this Plan shall be resubmitted to the Company’s shareholders for their reapproval with respect to Awards payable for the years commencing on and after 5th anniversary of initial shareholder approval.

ARTICLE VIII

Limitation of Rights

8.1 Not Employment Contract. Any provision of this Plan to the contrary notwithstanding, (a) Awards under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent an Award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted. Further, nothing in this Plan shall be deemed to modify any terms and conditions of a Participant’s employment agreement.

8.2 Assignment and Alienation. No Participant shall have the right to alienate, assign, sell, transfer, pledge, or encumber his or her actual or anticipated right to receive an Award under the Plan.

8.3 Unfunded Plan. The Plan constitutes an unfunded, unsecured commitment of the Company. No Participant shall have any lien or any assets of the company or any subsidiary thereof by reason of any actual or anticipated right to receive an Award.

8.4 Discretion of Committee. Whether any Award is made under the Plan to any or all Participants will depend on the discretion of the Committee (or its delegate). Nothing in this document or any other document describing or referring to the Plan shall confer any right whatsoever on any person to be considered for any incentive commitments or Awards. This document does not purport to be complete and is subject to and governed by actions, rules and regulations of the Committee (or its delegate). The Plan may be amended, modified or terminated without notice by the Committee at any time, including (but not limited to) any such amendment, modification or termination that reduces or eliminates any benefit otherwise to be paid or payable hereunder. The Plan will remain in effect until terminated by the Board.

8.5 Taxes. The Company will withhold any federal, state or local, domestic or foreign taxes as required by law or regulation or as the Company deems appropriate from any payments that it makes to Participants hereunder.

ARTICLE IX

Governing Law

9.1 Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

Appendix D

SOLUTIA INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

382 RIGHTS AGREEMENT

Dated as of July 27, 2009

D-i

Page

Section 27.	Supplements and Amendments	D-24

Section 28.	Successors	D-24

Section 29.	Determinations and Actions by the Board, etc	D-24

Section 30.	Benefits of this Agreement	D-24

Section 31.	Severability	D-25

Section 32.	Governing Law	D-25

Section 33.	Counterparts	D-25

Section 34.	Descriptive Headings	D-25

D-ii

EXHIBITS

Exhibit A	—	Form of Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock
Exhibit B	—	Form of Rights Certificate
Exhibit C	—	Form of Summary of Rights

D-iii

382 RIGHTS AGREEMENT

382 RIGHTS AGREEMENT, dated as of July 27, 2009 (this ‘‘Agreement”), between Solutia Inc., a Delaware corporation (the ‘‘Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).

WITNESSETH:

WHEREAS, (a) the Company and certain of its Subsidiaries (as hereinafter defined) have generated certain Tax Benefits (as hereinafter defined) for United States federal income tax purposes; (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as hereinafter defined), and thereby preserve the Company’s current ability to utilize such Tax Benefits, and (c) in furtherance of such objective, the Company desires to enter into this Agreement; and

WHEREAS, on July 27, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on July 28, 2009 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase 1/10,000th of a share of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the “Rights”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding, regardless of whether or not such Person continues to be the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, however, that an “Acquiring Person” shall not include (i) an Exempt Person or (ii) Existing Holder. Notwithstanding the foregoing: (A) no Person shall become an “Acquiring Person” solely as a result of (x) a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, (y) a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock, and/or (z) an Exempt Transaction; and (B) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person”, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement.

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” shall have the meaning set forth in the preamble to this Agreement, as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and have “Beneficial Ownership” of, any securities:

which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” under this subparagraph (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with respect to which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; or

which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

Notwithstanding the foregoing, nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

“Company” shall have the meaning set forth in the preamble to this Agreement until a successor corporation or entity shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter, “Company” shall mean such successor or Principal Party, respectively.

“Company’s Bylaws” shall mean the Amended and Restated Bylaws of the Company, as the same may be amended after the date hereof.

“Company’s Charter” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, as the same may be amended after the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Distribution Date” shall mean the earlier of (i) the Close of Business on the 10th Business Day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Stock Acquisition Date, or (ii) the close of business on the 10th Business Day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Tender Offer Commencement Date; provided, however, that if either of the Stock Acquisition Date or the Tender Offer Commencement Date occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean the Company or any Subsidiary of the Company and any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the Beneficial Ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

“Existing Holder” shall mean any Person that, as of the date hereof, is the Beneficial Owner of 4.99% or more of the shares of Common Stock outstanding unless and until such Existing Holder acquires Beneficial Ownership of one or more additional shares of Common Stock (other than as a result of a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) unless, upon becoming the Beneficial Owner of such additional share(s), such Existing Holder is not then the Beneficial Owner of 4.99% or more of the then outstanding shares of Common Stock.

“Expiration Date” shall mean shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in 0 hereof, (iii) the time at which the Rights are exchanged as provided in 0 hereof, (iv) the date on which the Board determines that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

“Final Expiration Date” shall mean the date upon which the Rights expire and shall be the earlier of 5:00 P.M., New York City time on July 27, 2012, unless the Rights are previously redeemed, exchanged or terminated.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, syndicate or other entity and includes an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

“Preferred Stock” shall have the meaning set forth in the recitals to this Agreement, and, to the extent that there are not a sufficient number of shares of Series A Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Participating Preferred Stock.

“Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person.

“Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interest having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, Beneficially Owned, or otherwise controlled by such Person.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

“Tender Offer Commencement Date” shall mean the date that a tender or exchange offer or other transaction by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, upon consummation thereof, such Person would become an Acquiring Person.

“Treasury Regulations” shall mean final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.

“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

Adjustment Shares	11(a)(ii)
Board	Recitals
Common Stock Equivalents	11(a)(iii)
Current Market Price	11(d)(i)
Current Value	11(a)(iii)
Equivalent Preferred Stock	11(b)
Exchange Ratio	24
Existing Holder	1(a)
Grandfathered Holder	1(a)
NASDAQ	11(d)(i)
Original Rights	1(e)(i)
Preferred Stock	Recitals
Principal Party	13(b)
Purchase Price	4(a)
Record Date	Recitals
Redemption Price	23(a)
Rights	Recitals
Rights Agent	Preamble
Rights Certificate	3(a)
Rights Dividend Declaration Date	Recitals
Section 11(a)(ii) Event	11(a)(ii)
Section 11(a)(ii) Trigger Date	11(a)(iii)
Section 13 Event	13(a)
Spread	11(a)(iii)
Substitution Period	11(a)(iii)
Summary of Rights	3(b)
Trading Day	11(d)(i)

Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Issuance of Rights Certificates Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of paragraph (b) or (c) of this Section 3) by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock (which shares of Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall also be deemed to be certificates for Rights), and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

On or as promptly as practicable after the Record Date, the Company shall send by first class, postage prepaid mail, to each record holder of shares of Common Stock as of the Record Date a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the ‘‘Summary of Rights”), at the address of such holder shown on the records of the Company as of such date. The Company will make available the Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, such certificates for the Common Stock, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and shall bear the following legends:

Confirmation and account statements sent to holders of shares of Common Stock in book-entry form (which shares of Common Stock shall also be deemed to represent certificates for Rights) shall bear the following legend:

“The shares of Common Stock, par value $0.01 per share, of Solutia Inc. (the “Company”) entitle the holder hereof to certain Rights as set forth in the 382 Rights Agreement between the Company and the Rights Agent thereunder (the “Rights Agent”) dated as of July 27, 2009, as it may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates. The Rights Agent will mail to the holder of shares to which this statement relates a copy of the Rights

Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to shares of Common Stock in book-entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earlier of (A) the Distribution Date or (B) the Expiration Date, the Rights associated with the Common Stock represented by such shares of Common Stock shall be evidenced by such shares of Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

In the case of certificated shares, certificates representing shares of Common Stock (which certificates shall also be deemed to be certificates for Rights) shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the 382 Rights Agreement between Solutia Inc. (the “Company”) and the Rights Agent thereunder (the “Rights Agent”) dated as of July 27, 2009, as it may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to such certificates containing the foregoing legend, until the earlier of (A) the Distribution Date or (B) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

Form of Rights Certificates The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of 1/10,000th of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per 1/10,000th of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

Countersignature and Registration The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President (or more senior officer) of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of 1/10,000th of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 hereof and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Exercise of Rights; Purchase Price; Expiration Date of Rights. Subject to Section 7(e) hereof, at any time on or after the Distribution Date (or, if the Distribution Date is the Record Date, 10 Business Days after the Distribution Date), but prior to the Expiration Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of 1/10,000th of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable

The Purchase Price for each 1/10,000th of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $45.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per 1/10,000th of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Sections 7(f) and 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of 1/10,000th of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of 1/10,000th of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person (or an Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect of the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates of such Beneficial Owner as the Company shall reasonably request.

Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Reservation and Availability of Capital Stock The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all 1/10,000th of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates (or make any entries in the book-entry account system of the transfer agent) for a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Preferred Stock Record Date. Each person in whose name any certificate or entry in the book-entry account system of the transfer agent for a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry in the book-entry account system shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate or entry in the book-entry account system shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(1) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, through a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

In the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the later of the occurrence of such event and the Record Date, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of 1/10,000th of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of 1/10,000th of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

In the event that the number of treasury shares and shares of Common Stock which are authorized by the Company’s Charter, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(2) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) 3 years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/10,000th of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/10,000th of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of 1/10,000th of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of 1/10,000th of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of 1/10,000th of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/10,000th) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

Irrespective of any adjustment or change in the Purchase Price or the number of 1/10,000th of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per 1/10,000th of a share and the number of 1/10,000th of a share which were expressed in the initial Rights Certificates issued hereunder.

Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of 1/10,000th of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of 1/10,000th of a share of Preferred Stock at such adjusted Purchase Price.

In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of 1/10,000th of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of 1/10,000th of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Anything in this Agreement to the contrary notwithstanding, except as provided in the following sentence, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, through a reverse stock split or otherwise, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a share of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power. In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall, other than pursuant to pro rata dividend and/or distribution to all of the then current holders of Common Stock, sell or otherwise transfer (or one or more of its Subsidiaries) shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (each event referred to in clauses (x)-(z), a ‘‘Section 13 Event”), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of 1/10,000th of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such 1/10,000th of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

“Principal Party” shall mean:

in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Fractional Rights and Fractional Shares The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ten-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of 1 share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, the associated Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of 1/10,000th of a share of

Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Concerning the Rights Agent The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct (each as determined by a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or the balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, certificate for Common Stock, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Merger or Consolidation or Change of Name of Rights Agent Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of

Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a court of competent jurisdiction), provided, however, that the Rights Agent shall under no circumstances be liable for indirect, consequential, special or punitive damages hereunder. Anything herein to the contrary notwithstanding, any liability of the Rights Agent under this Agreement will be limited in the aggregate to an amount equal to three times the amount of fees paid by the Company to the Rights Agent.

The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Corporation in the ordinary course of its business as Rights Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or any State thereof, in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Redemption and Termination The Board may, at its option, at any time prior to the earlier of (i) Distribution Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Exchange The Board may, at its option, at any time after the Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e) hereof or Rights that have been exercised pursuant to Section 7 hereof) for Common Stock at an exchange ratio of 1 share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock of the Company then outstanding.

Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in paragraph (b) of Section 11 hereof) for Common Stock exchangeable for Rights, at the initial rate of one ten-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

The Company shall not be required to issue fractions of shares of Common Stock or, in the case of certificated shares, to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Notice of Certain Events In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or, other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166
Attention: General Counsel
(314) 674-8703 (facsimile)
(314) 674-5362 (telephone)

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Attention: Felix Orihuela
718-765-8719 (facsimile)
718-921-8360 (telephone)

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock, including, without limitation, to change the Final Expiration Date to another date, including an earlier date. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the preceding sentence) at a time when the Rights are not redeemable. Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to the holders of the Rights.

Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the 10th Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Charter and the Company’s Bylaws.

Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.